Exhibit 4.13

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and Rule 24b-2

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT

between CUREVAC and ARCTURUS	Confidential
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CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT

This CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT (this “Agreement”) is made as of 1 January 2018 (the “Effective Date”), by and between Arcturus Therapeutics, Inc., a Delaware corporation with offices at 10628 Science Center Drive, Suite 200, San Diego, California 92121, U.S. (“Arcturus”), and CureVac AG, a German stock corporation with offices at Paul-Ehrlich-Strasse 15, 72076 Tuebingen, Germany (“CureVac”).  CureVac and Arcturus are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Arcturus has expertise and intellectual property relating to the targeted delivery of nucleic acid therapeutics, including its proprietary lipid-mediated delivery technology, and is developing an mRNA-based product for treating ornithine transcarbamylase (“OTC”) deficiency, among other programs;

WHEREAS, CureVac has expertise and intellectual property relating to mRNA therapeutics, in particular mRNA Constructs (as defined below);

WHEREAS, Arcturus and CureVac desire to establish a collaboration for the co-development and, if successful, commercialization of such OTC product, incorporating CureVac’s or Arcturus’ mRNA technology in combination with Arcturus’s lipid-mediated delivery system; and

WHEREAS, Arcturus desires to grant CureVac an option to co-develop one additional mRNA therapeutics program of Arcturus, and CureVac desires to grant Arcturus an option to co-develop up to two of CureVac’s mRNA therapeutics programs, which co-development programs, if successful, would be commercialized by the Parties;

WHEREAS, the Parties have entered in parallel into a Development and Option Agreement of even date herewith (“Development and Option Agreement”) from which Reserved Target List potential Products for Development in the Field may be selected for Development, Manufacture and Commercialization pursuant to this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, CureVac and Arcturus hereby agree as follows:

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Article 1

DEFINITIONS

The terms in this Agreement with initial letters capitalized shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1 “Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party, as of the Effective Date or thereafter during the Term, but only for so long as such control exists.  For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the voting stocking of such Person, by contract or otherwise. Regarding CureVac, Affiliate shall not include [*…***…].

1.2“Alliance Manager” is defined in Section 2.7.

1.3“Approved Third Party Payments” is defined in Section 3.5.

1.4“Arcturus Clinical Development Plan” is defined in Section 4.5(c).

1.5“Arcturus Know-How” means, subject to Section 14.2, all Know-How that is (a) Controlled by Arcturus or its Affiliates as of the Effective Date or during the Term; and (b) reasonably required for the Development, Manufacture or Commercialization of any Product in the Field.  Arcturus Know-How includes Arcturus’s interest in Joint Know-How. Arcturus Know-How existing as of the Effective Date is listed in Exhibit 1.5.

1.6“Arcturus LMD Technology” means Arcturus’s proprietary lipid-mediated delivery technology for delivering RNA therapeutics, including the LUNAR™ platform, a description of which technology, as in existence as of the Effective Date, is set forth on Exhibit 1.6.

1.7“Arcturus mRNA Construct” means an mRNA Construct that embodies the Arcturus mRNA Technology.

1.8“Arcturus mRNA Technology” means technology Controlled by Arcturus or its Affiliates related to mRNA Constructs, a description of which technology, as in existence as of the Effective Date, is set forth on Exhibit 1.8.

1.9“Arcturus Option” is defined in Section 4.6(a).

1.10“Arcturus Patents” means, subject to Section 14.2, all Patent Rights that are (a) Controlled by Arcturus or its Affiliates as of the Effective Date or during the Term, and (b) reasonably required for the Development, Manufacture or Commercialization of any Product in the Field.  Arcturus Patents existing as of the Effective Date are listed in Exhibit 1.5.  Arcturus Patents include Arcturus’s interest in Joint Patents.

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1.11“Arcturus Product” means any product being developed in the Arcturus Program that contains an Arcturus mRNA Construct formulated with the Arcturus LMD Technology.

1.12“Arcturus Product Marks” is defined in Section 9.9.

1.13“Arcturus Program” means one of Arcturus’s proprietary drug development programs to develop mRNA therapeutics, as determined pursuant to Section 4.2.

1.14“Arcturus Technology” means the Arcturus Patents and Arcturus Know-How.

1.15“Business Day” means a day other than a Saturday, Sunday, or bank or other public holiday in San Diego, California, USA or Tübingen, Germany or Boston, Massachusetts, USA.

1.16“Change of Control” with respect to a Party, shall be deemed to have occurred if during the Term (i) any person or entity is or becomes the "beneficial owner", directly or indirectly, of shares of capital stock or other interests (including partnership interests) of a Party’s then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions of a Party’s representing fifty percent (50%) or more of the total voting power of all outstanding classes of voting stock of such Party or has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors, or similar governing body; or (ii) such Party enters into a merger, consolidation or similar transaction with another person or entity; or (iii) such Party sells or transfers to any Third Party, in one (1) or more related transactions, properties or assets representing all or substantially all of such Party’s consolidated total assets to which this Agreement relates; provided, however, that

(a)subsections (i) to (iii) shall only apply if the person or entity or Third Party acquiring control is a pharmaceutical company which has experience in developing and commercializing pharmaceutical products (i.e., is a strategic, not financial investor or partner) or a competitor, i.e., a company whose business consists principally of mRNA development, manufacturing and/or commercialization and

(b)a bone fide financing transaction with Third Parties that does not otherwise meet the requirements of subsection (a) shall not constitute a Change of Control.

1.17“Claims” means all liability, loss, damage, claim, injury, costs or expenses (including reasonable attorneys’ fees and expenses of litigation) of any kind arising from Third Party demands, claims, actions and proceedings (whether criminal or civil, in contract, tort or otherwise).

1.18“Clinical Development Costs” means, with respect to a Product, the costs and expenses for Developing such Product under a Clinical Development Plan, which shall include FTE Costs incurred (at the FTE Costs), and the direct Third Party costs, in each case without mark-up or administrative fee, recorded as an expense, by or on behalf of a Party or any of its Affiliates that are specifically identifiable or reasonably and directly allocable to those activities conducted in accordance with the applicable Clinical Development Plan. Except for costs in clause (d) below, Clinical Development Costs shall be limited to (i) those

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activities that are specifically identified in the applicable Clinical Development Plan and (ii) those costs contained in the budget therein. Subject to the foregoing, Clinical Development Costs shall include such costs in connection with the following activities, as applicable:

(a)clinical trials (including Required Phase 4 Studies) for a Product, including (i) the preparation for and conduct of clinical trials; (ii) data collection and analysis and report writing; (iii) clinical laboratory work; (iv) regulatory activities in direct connection with such studies, including adverse event recordation and reporting, but not including regulatory activities relating generally to a Product and not directly related to such studies, such as regulatory activities relating to Marketing Authorization Applications, other than as set forth in clause (b); and (v) advisory meetings in connection with a Product.

(b)the preparation of a regulatory dossier to the extent necessary to obtain any Regulatory Approval for a Product and filing fees in connection with the filing of applications for Regulatory Approvals;

(c)(i) Manufacture or purchase of a Product for use in clinical trials or other activities for such Product; (ii) the manufacture, purchase or packaging of comparators or placebo for use in clinical trials for a Product (with the manufacturing costs for comparators or placebo to be determined in the same manner as manufacturing costs are determined for such Product); and (iii) costs and expenses of disposal of drugs and other supplies used in such clinical trials or other activities (in each case ((i) through (iii)) determined based on the definition of Manufacturing Costs), but excluding the costs for scale-up, qualification and validation; and

(d)Recall or withdrawal expenses to be treated as Clinical Development Costs pursuant to Section 5.5(b); and Damages from Third Party Claims to be treated as Clinical Development Costs pursuant to Section 13.4.

1.19“Clinical Development Plan” is defined in Section 4.7.

1.20“CMO” means any Third Party contract manufacturing organization.

1.21“Co-Developed Arcturus Product” means any Arcturus Product for which CureVac exercises the CureVac Option.

1.22“Co-Developed CureVac Product” means any CureVac Product for which Arcturus exercises an Arcturus Option.

1.23“Commercialization” means the commercial activities regarding a Product in the Field in the Territory as provided in Section 7.1.  “Commercialize” has a correlative meaning.

1.24“Commercialization Costs” means all internal (at the FTE Costs) and Third Party costs and expenses incurred by or on behalf of either Party that are directly allocable to the Commercialization of Products in the Territory, including the manufacture of Products in support of such Commercialization.

1.25“Commercialization Plan” is defined in Section 7.3.

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1.26“Committee” means the JSC or any subcommittee established under Section 2.1(l), as applicable.

1.27“Competing Product” means any product that contains or employs a nucleic acid construct that is capable of expressing a functional version of (a) with respect to the OTC Product, ornithine transcarbamylase, (b) with respect to a Product expressing an antibody, all antibodies directed at the same antigen and (c) with respect to all other Products, the protein that is the target of such Product, as further agreed by the Parties at the time the applicable program is included under this Agreement; for example if such protein referenced under (a) or (c) is part of an enzymatic pathway, then products directed to other components of the pathway may also be considered a Competing Product.

1.28“Confidential Information” of a Party means all proprietary Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational, scientific or technical nature of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic form in connection with this Agreement, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in connection with this Agreement.  In addition, any non-public information related to this Agreement or the Products hereunder and disclosed by a Party to the other Party (or their respective Affiliates) under the Confidentiality Agreement will be deemed such Party’s Confidential Information hereunder. Any Joint Know-How shall be deemed to be Confidential Information of both CureVac and Arcturus.

1.29“Confidentiality Agreement” means that certain Confidentiality Agreement between the Parties dated as of [*…***…].

1.30“Control” or “Controlled” means, with respect to any Know-How, Patent Rights or other intellectual property rights, a Party has the legal authority or right (whether by ownership, license or otherwise) to grant a license, sublicense, access or right to use (as applicable) under such Know-How, Patent Rights, or other intellectual property rights to the other Party on the terms and conditions set forth herein at the time of such grant, in each case without breaching the terms of any agreement with a Third Party.

1.31“CureVac Clinical Development Plan” is defined in Section 4.6(c).

1.32“CureVac Know-How” means, subject to Section 14.2, all Know-How that is (a) Controlled by CureVac or its Affiliates as of the Effective Date or during the Term; and (b) reasonably required for the Development, Manufacture or Commercialization of any Product in the Field.  CureVac Know-How includes CureVac’s interest in Joint Know-How. CureVac Know-How existing as of the Effective Date is listed in Exhibit 1.32.

1.33“CureVac mRNA Construct” means an mRNA Construct that embodies the CureVac mRNA Technology.

1.34“CureVac mRNA Technology” means technology Controlled by CureVac or its Affiliates related to mRNA Constructs, a description of which technology, as in existence as of the Effective Date, is set forth on Exhibit 1.32.

1.35“CureVac Option” is defined in Section 4.5(b).

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1.36“CureVac Patents” means, subject to Section 14.2, all Patent Rights that are (a) Controlled by CureVac or its Affiliates as of the Effective Date or during the Term; and (b) reasonably required for the Development, Manufacture or Commercialization of any Product in the Field.  CureVac Patents existing as of the Effective Date are listed in Exhibit 1.32.  CureVac Patents include CureVac’s interest in Joint Patents.

1.37“CureVac Product” means any product being developed in the CureVac Program that contains a CureVac mRNA Construct formulated with the Arcturus LMD Technology.

1.38“CureVac Product Marks” is defined in Section 9.9.

1.39“CureVac Program” means one of CureVac’s proprietary drug development programs to develop mRNA therapeutics, as determined pursuant to Section 4.2.

1.40“CureVac Technology” means the CureVac Know-How and CureVac Patents.

1.41“Develop” or “Development” means all development activities for any Product that are directed to obtaining Regulatory Approval(s) of such Product, including: all non-clinical, preclinical and clinical activities conducted in support of Regulatory Approval (including any Required Phase 4 Studies), testing and studies of such Product (including IND-enabling studies); manufacturing development, process and formulation development; toxicology, pharmacokinetic and pharmacological studies; manufacture and distribution of such Product for use in clinical trials (including placebos and comparators); statistical analyses; assay development; instrument design and development; protocol design and development; quality assurance and control; report writing; and the preparation, filing and prosecution of any MAA for such Product; and all regulatory affairs related to any of the foregoing.

1.42“Development and Option Agreement” is defined in the Recitals above.

1.43“Development Plan” is defined in Section 4.7.

1.44“Diligent Efforts” means: (a) where applied to carrying out specific tasks and obligations of a Party under this Agreement, expending reasonable, diligent, good faith efforts and resources to accomplish such task or obligation as such Party would normally use to accomplish a similar task or obligation under similar circumstances; and (b) where applied to the Development, Manufacture and/or Commercialization of a Product, the use of reasonable, diligent, good faith efforts and resources, in an active and ongoing program, as normally used by a biotechnology company for a priority product discovered or identified internally by such Party, which product is at a similar stage in its development or product life and is of similar market potential and intellectual property protection.  “Diligent Efforts” shall require that such Party (on its own and/or acting through any of its Affiliates, sublicensees or subcontractors), at a minimum: (i) promptly assign responsibility for such obligations to qualified personnel, set annual goals and objectives for carrying out such obligations, and monitor and hold personnel accountable for progress with respect to such goals and objectives; (ii) set and seek to achieve specific and meaningful objectives for carrying out such obligations; and (iii) make and implement decisions and allocate resources designed to diligently advance progress with respect to such objectives.

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1.45“Disclosing Party” is defined in Section 10.1.

1.46“Distribution Costs” means those Commercialization Costs incurred by a Party or for its account, during the Term and pursuant to this Agreement, that are directly and reasonably allocable to the distribution of a Product in the Territory, including: (a) handling and transportation to fulfill orders with respect to a Product (but excluding such costs to the extent they are treated as a deduction in the definition of Net Sales); (b) customer services, including order entry, billing and adjustments, inquiry and credit and collection with respect to a Product; (c) reasonable and customary fees and other amounts payable to distributors; and (d) costs of storage and distribution of Products.

1.47“Divestiture” means the sale, exclusive license or transfer of rights to a Competing Product to a Third Party without receiving a continuing share of equity, profit, royalty payments, or other economic interest in the success of such Competing Product in the Territory. “Divest” has a correlative meaning.

1.48“Dollar” means the U.S. dollar, and “$” shall be interpreted accordingly.

1.49“EMA” means the European Medicines Agency or any successor entity thereto.

1.50“Executive Officers” means the Chief Executive Officer of Arcturus and the Chief Executive Officer of CureVac.

1.51“FCPA” is defined in Section 14.8(a).

1.52“FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.53“Field” means the treatment (except with vaccines) of all diseases and conditions in humans.

1.54“Finance Officers” means one individual designated by each Party by written notice to the other Party to manage the financial reconciliation of Clinical Development Costs, Joint Commercialization Costs and other costs shared by the Parties under this Agreement.

1.55“First Commercial Sale” means, with respect to any Product in any country or jurisdiction, the first sale of such Product to a Third Party for distribution, use or consumption in such country or jurisdiction after Regulatory Approval for commercial sale has been obtained for such Product in such country or jurisdiction.

1.56“First Program Addition Period” is defined in Section 4.2.

1.57“Forced Opt-Out” is defined in Section 14.3.

1.58“FTE” means the equivalent of a full time individual’s work for a twelve (12) month period (consisting of a total of [*…***…] hours (in relation to Arcturus) or […***…] hours (in relation to CureVac) per year of dedicated effort).  Any person who devotes less than […***…] hours (in relation to Arcturus) or […***…] hours (in relation to CureVac) per year on the applicable activities shall be treated as an FTE on a pro-rata basis, based upon the actual

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number of hours worked by such person on such activities, divided by [*…***…] (in relation to Arcturus) or […***…] (in relation to CureVac).  Any person who devotes more than […***…] hours (in relation to Arcturus) or […***…] hours (in relation to CureVac) per year on the applicable activities shall be treated as one (1) FTE.  FTE activities shall not include the work of general corporate or administrative personnel.

1.59"FTE Costs" means an initial rate of […***…] Dollars ($[…***…]) per FTE per year, which shall apply through […***…].  Thereafter, the FTE Costs shall be changed bi-annually at the end of each second calendar year to reflect any percentage increase or decrease (as the case may be) in the Consumer Price Index in the U.S. or Germany (index for all items) (“CPI”) (based on the change in the CPI from the most recent index available as of the Effective Date to the most recent index available as of the date of the calculation of such revised FTE Cost rate).

1.60“GAAP” means (a) for Arcturus, U.S. generally accepted accounting principles; and (b) for CureVac, German generally accepted accounting principles.

1.61“Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.62“IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.63“Initiation” means, with respect to a clinical trial of a Product, the first dosing of the first human subject for such clinical trial.

1.64“Invention” means any process, composition, formulation, article of manufacture, method, discovery or finding, patentable or otherwise, that is generated by or on behalf of a Party or both Parties (including their respective Affiliates, sublicensees and subcontractors), whether or not patentable, in connection with the Development, Manufacture or Commercialization of mRNA Constructs or Products under this Agreement, including all rights, title and interest in and to the intellectual property rights therein.

1.65“Joint Commercialization Costs” means, with respect to a Product in a given time period, the sum of the following:

(a)Commercialization Costs incurred by a Party in performing its obligations under a Commercialization Plan and in accordance with the budget then in effect and that are directly and reasonably allocable to Commercialization of Products in the Territory under such Commercialization Plan, which consist of: (i) Manufacturing Costs; (ii) Sales and Marketing Costs; (iii) costs associated with medical education activities (to the extent not otherwise included in Sales and Marketing Costs); and (iv) Distribution Costs;

(b)Approved Third Party Payments under Section 3.5;

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(c)recall and withdrawal expenses to be treated as Joint Commercialization Costs pursuant to Section 5.5(b);

(d)patent enforcement costs to be treated as Joint Commercialization Costs pursuant to Section 9.5(f);

(e)Trademark Costs;

(f)regulatory costs for Commercialization activities; and

(g)Damages from Third Party Claims to be treated as Joint Commercialization Costs pursuant to Section 13.4.

Joint Commercialization Costs shall include such Commercialization Costs that are incurred after the Effective Date and prior to the First Commercial Sale of a Product (i.e., pre-launch costs), including those Commercialization Costs set forth in the Commercialization Plan and related budget.  Notwithstanding the foregoing, Joint Commercialization Costs shall exclude income tax liabilities and corporate overhead costs of either Party.

1.66“Joint Know-How” is defined in Section 9.1(d).

1.67“Joint Patents” is defined in Section 9.1(d).

1.68“Joint Steering Committee” or “JSC” is defined in Section 2.1.

1.69“Know-How” means any information, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols, formulas, data, know-how and trade secrets (in each case, patentable, copyrightable or otherwise), but excluding any Patent Rights.

1.70“Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.71“MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to market a Product (but excluding pricing approval) in the Field in any particular jurisdiction (including, without limitation, a New Drug Application in the U.S.) and all amendments and supplements thereto.

1.72“Manufacture” and “Manufacturing” mean activities directed to manufacturing, including (i) preparation, e.g., process development, intermediate and validation, (ii) production, e.g., processing, filling, finishing, packaging, labeling, quality assurance testing, release and the conduct of stability studies and (iii) storing and transporting any Product, including.

1.73“Manufacturing Costs” means costs of manufacturing an mRNA Construct or Product or any component thereof, including the formulation of Product, which is either:

(a)supplied to a Party by a Third Party, in which event Manufacturing Costs means: (i) the amount paid to such Third Party for the manufacturing and supply of

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mRNA Construct or Product (excluding any payments to Third Parties for licenses to intellectual property); plus (ii) reasonable direct and identifiable internal costs and Third Party costs incurred or accrued (including any prepayments) by the manufacturing Party in connection with inventory write-offs, variances, manufacturing process improvements, storage, freight, manufacturing scale-up, manufacturing site qualification, materials, quality assurance and quality control (including testing), supply chain management, capital equipment, similar activities composing the manufacturing Party’s oversight of the manufacturing process of the Third Party, and any value-added tax or similar tax due for amounts paid to such Third Party, but excluding costs otherwise included within Clinical Development Costs; or

(b)manufactured directly by a Party or its Affiliate, in which case Manufacturing Costs means the “standard cost” per unit (which for purposes of ongoing cost accounting purposes shall be calculated in accordance with the Manufacturing Party’s then-current standard cost process in accordance with GAAP that is applied consistently to all pharmaceutical products manufactured by such Party in the applicable facility).  The Parties shall reconcile the standard cost charges, and appropriate credits or payments from one Party to the other shall be made to effect such reconciliation not less than annually against the above Manufacturing Cost definition, including variances to standard costs and inventory write-offs.  This standard cost shall include

(i)the cost of materials, direct labor, and other direct and identifiable variable costs incurred or accrued by the manufacturing Party in connection with the manufacture of an mRNA Construct or Product, manufacturing process improvements, storage and freight  specific to an mRNA Construct or Product, manufacturing scale-up, and

(ii)an allocable portion consistently applied to all products and mRNA Constructs or Product manufactured in the applicable manufacturing facility for: manufacturing process improvements, manufacturing site qualification, materials, quality assurance and quality control (including testing), supply chain management, and costs of equipment, plant operations and plant support services necessary to produce an mRNA Construct or Product, but excluding costs otherwise not specific to the mRNA Construct or Product or otherwise included within Clinical Development Costs.  For clarity, the costs of plant operations and support services shall include utilities, maintenance, engineering, safety and other similar activities, including idle plant capacity reserved specifically for the mRNA Construct or Product based on anticipated volumes in the ensuing [*…***…] months and an allocable portion of human resources, finance, plant management.  In any event, costs that cannot be identified to a specific activity supporting manufacturing of an mRNA Construct or Product, such as charges for corporate overhead or excess capacity not specifically reserved as described above, shall be excluded from the determination of Manufacturing Costs.

(c)In each case ((a) and (b)), such costs shall be deemed Manufacturing Costs to the extent such costs are directly and reasonably allocable to the Development or Commercialization of a Product in the Territory, and in accordance with GAAP. Manufacturing Costs shall be included in Clinical Development Costs as incurred.  Manufacturing Costs shall be included in Joint Commercialization Costs on a “cost of sales” basis as Product is sold, via standard costs and reconciliation for variances to standard cost and inventory write-offs.  In the event that a Party performs any of its manufacturing and supply obligations through one or more Affiliates, any inter-company amounts or fees paid for any such services or Product or any intermediate used therein by such Party shall not be

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included in calculating Manufacturing Costs and only those costs directly incurred by such Affiliate shall be so included.  Manufacturing Costs shall include costs of such activities that are undertaken at any time during the Term of this Agreement (including manufacturing activities relating to the Commercialization of a Product that are undertaken prior to the initial Regulatory Approval of such Product). The JSC shall determine the Manufacturing Costs and allocate them to the Clinical Development Costs and the Commercialization Costs, based on the rules stated in this Section 1.73.

1.74“Materials” means any and all proprietary tangible materials (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical materials), including reagents, research tools and compositions of matter.

1.75 “mRNA Construct” means any mRNA construct for the expression of a protein that is either (a) ornithine transcarbamylase or (b) a protein that is the subject of an Arcturus Program or CureVac Program, if the CureVac Option or Arcturus Option, respectively, has been exercised for such program, in each case including the sequence of such construct (which potentially comprises one (1) or more of cap, 5’ UTR, the associated open reading frame, 3’UTR and a poly A tail), the chemistry of natural and non-natural nucleic acids, and other chemical modifications associated with such construct.

1.76“Net Sales” means the gross amount billed or invoiced by or for the benefit of a Party, its Affiliates, and its sublicensees to independent, unrelated Third Parties (other than Affiliates and sublicensees but including distributors for resales) for the bona fide sale or transfer of a Product, less the following deductions, in each case to the extent reasonable, customary, actually allowed and taken in connection with such Product and not otherwise recovered by or reimbursed:

(a)sales, value-added and excise taxes or customs duties paid by the selling party and any other governmental charges imposed upon the sale of such Product and actually paid, as adjusted for rebates and refunds;

(b)discounts (including cash, quantity and patient program discounts), price reductions, commissions, rebates and chargebacks actually granted, allowed or incurred in connection with the sale of the such Product;

(c)allowances or credits to customers actually given and not in excess of the selling price of such Product, on account of claims, damaged goods, rejection, outdating, product withdraw, recalls or return of such Product; and

(d)rebates, reimbursements, fees or similar payments to wholesalers and other distributors, pharmacies and other retailers, buying groups (including group purchasing organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, Governmental Authorities, or other institutions or health care organizations.

If a single item falls into more than one of the categories set forth in clauses (a)-(d) above, such item may not be deducted more than once.

Sales between a Party and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales except if such purchaser is an end user, but the subsequent sale from such entity to an unrelated Third Party shall be included in the Net Sales definition.

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With respect to any sale of any Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales, such Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales of such Product in such country during the applicable reporting period (or if there were only de minimis cash sales in such country, at the fair market value as determined in good faith based on pricing in comparable markets).  Notwithstanding the foregoing, Net Sales shall not include amounts (whether actually existing or deemed to exist for purposes of calculation) for Products distributed for use in clinical trials.

Net Sales shall be calculated on an accrual basis, in a manner consistent with such Party’s accounting policies for external reporting purposes, as consistently applied across all products, in accordance with U.S. GAAP or German GAAP, as applicable.  To the extent any accrued amounts used in the calculation of Net Sales are estimates, such estimates shall be trued-up in accordance with such Party’s accounting policies for external reporting purposes, as consistently applied, and Net Sales and related payments under this Agreement shall be reconciled as appropriate.

1.77“Operating Profit (or Loss)” means, for a given Product and calendar quarter, (a) Net Sales of such Product by a Party and its Affiliates (but not sublicensees) in the Territory during such period, minus (b) Joint Commercialization Costs incurred during such time period, in each case with respect to such Product, plus (c) any payments received from any sublicensee of a Party with respect to such Product, whether in the form of upfront, milestone, or royalty payments.  For clarity, Operating Profit (or Loss) shall be determined prior to application of any income taxes, and if such terms are used individually, “Operating Profit” shall mean a positive Operating Profit (or Loss), and “Operating Loss” shall mean a negative Operating Profit (or Loss).

1.78“Opt-Out” is defined in Section 4.9(a).

1.79“Opt-Out Product” is defined in Section 4.9(b).

1.80“OTC” is defined in the Preamble.

1.81“OTC Clinical Development Plan” is defined in Section 4.4(c).

1.82“OTC Development Candidate” means an OTC Product that the JSC has approved for advancement into IND-enabling studies.

1.83“OTC mRNA Construct” means any mRNA Construct that encodes the enzyme ornithine transcarbamylase.

1.84“OTC Preclinical Development Plan” means the plan for preclinical Development of OTC Products until IND filing for an OTC Product, as amended from time to time in accordance with the terms of this Agreement, and including a budget for all such activities.

1.85“OTC Product” means any product containing an OTC mRNA Construct formulated with the Arcturus LMD Technology.

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1.86“Partnering” is defined in Section 7.6.

1.87“Patent Rights” means all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, extensions, registrations, and supplemental protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.

1.88“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.89 “Phase 1 Clinical Trial” means a controlled human clinical trial of a Product that would satisfy the requirements of 21 CFR 312.21(a) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 1 clinical trial” in the applicable Development Plan.

1.90“Phase 2 Clinical Trial” means a controlled human clinical trial of a Product that would satisfy the requirements of 21 CFR 312.21(b) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 2 clinical trial” in the applicable Development Plan.

1.91“Phase 3 Clinical Trial” means a controlled or uncontrolled human clinical trial of a Product that would satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 3 clinical trial” in the applicable Development Plan.

1.92“Phase 4 Study” means a study or data collection effort with respect to any Product that is commenced after the receipt of Regulatory Approval in the country where such trial is conducted.

1.93“Product” means any: (a) OTC Product; (b) Co-Developed Arcturus Product; or (c) Co-Developed CureVac Product.

1.94“Product Infringement” is defined in Section 9.5(a).

1.95“Program Addition Period” is defined in Section 4.2.

1.96“Receiving Party” is defined in Section 10.1.

1.97“Regulatory Approval” means all approvals necessary for the commercial sale of a Product in the Field in a given country or regulatory jurisdiction, including any pricing and reimbursement approvals (but solely to the extent necessary for commercial sale of the Product).

1.98“Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for the Products, including the FDA, the EMA and any corresponding national or regional regulatory authorities.

1.99“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than patents, including, without limitation, orphan drug exclusivity, new chemical entity exclusivity, biosimilar exclusivity, data exclusivity or pediatric exclusivity.

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1.100“Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, or Commercialize a Product in the Field in a particular country or jurisdiction.  “Regulatory Materials” includes any IND, MAA and Regulatory Approval.

1.101“Required Phase 4 Study” means a Phase 4 Study that is conducted pursuant to a request or requirement of a Regulatory Authority.

1.102“Royalty Rate” is defined in Section 4.9(b)(iv).

1.103“Sales and Marketing Costs” means the costs that are directly and reasonably allocable to the sales and marketing of a Product in the Territory and that are compliant with applicable Laws and applicable guidelines concerning the advertising, sales and marketing of prescription drug products (e.g., PhRMA Code), including: (a) activities directed to the advertising and marketing of a Product; (b) professional education in the Territory, including launch meetings; (c) costs of advertising, public relations and medical education agencies with respect to a Product; (d) speaker programs with respect to a Product, including the training of such speakers; (e) developing and providing training packages, promotional literature, samples, promotional materials and other selling materials with respect to a Product; (f) developing and performing market research with respect to a Product and developing branding, communications and life cycle management plans; (g) conducting symposia and opinion leader development activities with respect to a Product; (h) developing reimbursement programs with respect to a Product; and (i) sales force costs.

1.104“Second Program Addition Period” is defined in Section 4.2.

1.105“Term” is defined in Section 11.1.

1.106“Territory” means all countries and territories of the world.

1.107“Third Party” means any Person other than a Party or an Affiliate of a Party.

1.108“Trademark Costs” mean those costs incurred for outside counsel and other Third Parties, and filing and maintenance expenses, in each case incurred in connection with the establishment and maintenance of rights under trademarks applicable to a Product, including costs of trademark filing and registration fees, actions to enforce or maintain a trademark and other trademark proceedings.

1.109 “United States” or “U.S.” means the United States of America, including its territories and possessions.

1.110 “Valid Claim” means a claim of

(a)an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension) or

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(b)a pending patent application, provided, however, that once the priority date or earliest filing date to which the pending patent application refers is more than [*…***…] years old, such claim shall not constitute a Valid Claim for purposes of this Agreement anymore, unless and until a patent issues with such claim included in the Arcturus Patents or CureVac Patents, which claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable decision (or decision from which no appeal was taken within the allowable time period) and has not been disclaimed, denied, abandoned or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.111Interpretation.  In this Agreement, unless otherwise specified:

(a)The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b)words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c)words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

(d)the Exhibits and other attachments form part of the operative provision of this Agreement and references to “this Agreement” shall include references to the Exhibits and attachments.

Article 2

GOVERNANCE

2.1Joint Steering Committee.  The Parties hereby establish a joint steering committee (the “Joint Steering Committee” or the “JSC”) consisting of an equal number, initially […***…] senior executives of each Party.  The JSC shall manage the overall collaboration of the Parties under this Agreement, and shall in particular:

(a)coordinate the activities of the Parties under this Agreement, including facilitating communications between the Parties with respect to the Development, Manufacture and Commercialization of mRNA Constructs and Products;

(b)provide a forum for discussion of the Development, Manufacture and Commercialization of mRNA Constructs and Products;

(c)discuss potential programs for inclusion as an Arcturus Program or CureVac Programs, in accordance with the procedure in Section 4.2;

(d)coordinate the activities of the Parties under each Development Plan and oversee the implementation of each Development Plan;

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(e)review the Parties’ nomination of OTC Product as OTC Development Candidate and determine whether to approve such nomination;

(f)determine the final OTC mRNA Construct sequence as OTC Development Candidate;

(g)review and approve each Development Plan, and prepare and approve annual or interim amendments to the Development Plans;

(h)review and approve the protocol and statistical analysis plan established by the sponsor for each human clinical trial conducted under a Clinical Development Plan;

(i)review the progress of the clinical trials on a regular basis including interim data;

(j)monitor and coordinate all regulatory actions, communications and submissions for Products under the Development Plans;

(k)coordinate the activities of the Parties under the Commercialization Plans and oversee the implementation of the Commercialization Plans;

(l)establish and implement a publication plan for Products;

(m)establish joint subcommittees, as appropriate, to carry out its functions, and direct and oversee the operation of such joint subcommittees, including resolving any disputed matter of such joint subcommittees; and

(n)perform such other duties as are expressly assigned to the JSC in this Agreement, and perform such other functions as appropriate to further the purposes of this Agreement as may be allocated to it by the Parties’ written agreement.

2.2Limitation of Committee Authority.  Each Committee shall only have the powers expressly assigned to in this Article 2 and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of this Agreement; or (c) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.

2.3Committee Membership and Meetings.

(a)Committee Members.  The initial members of each Party on the JSC as of the Effective Date are designated in writing within [*…***…] days of the Effective Date and upon designation included in Exhibit 2.3.  Each Party may replace its representatives on any Committee by written notice to the other Party.  Each Committee representative shall have appropriate knowledge and expertise and sufficient seniority (including budgetary authority, as applicable) within the applicable Party to make recommendations and decisions arising within the scope of the applicable Committee’s responsibilities.  Each Party shall appoint one (1) of its representatives on each Committee to act as a co-chairperson of such Committee.  The co-chairpersons shall jointly prepare and circulate agendas […***…] Business Days prior to such meeting and reasonably detailed

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minutes for each Committee meeting within [*…***…] days after such meeting, but shall otherwise not have any additional function or authority as compared to the other members of the applicable Committee.

(b)Meetings.  Each Committee shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every […***…] months for each Committee.  Meetings of any Committee will be held teleconference, videoconference or in person and, unless the Parties otherwise agree, at least one JSC meeting in each calendar year will be in person held on an alternative basis in Tubingen, Germany and in San Diego, CA.  Each Party shall be responsible for all of its own expenses of participating in any Committee.  No action taken at any meeting of a Committee shall be effective unless a representative of each Party is participating.

(c)Non-Member Attendance.  With the consent of the other Party (which will not be unreasonably withheld, delayed or conditioned and which will not be required for the attendance of the Alliance Manager), each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the Committee meetings in a non‑voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party and shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

2.4Continuity of Representation.  Notwithstanding the Parties’ respective right to replace its Alliance Manager and members of Committees by written notification to the other Party, each Party shall strive to maintain continuity in the representation of such Alliance Manager and Committee members.

2.5Decision-Making. All decisions of each Committee shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote.  If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before a Committee, the representatives of the Parties cannot reach an agreement as to such matter within […***…] Business Days after such matter was brought to such Committee for resolution or after such matter has been referred to such Committee, such disagreement shall, upon the written request of either Party, be referred to the JSC (in the case of disagreement of a joint subcommittee) or to the Executive Officers (in the case of disagreement of the JSC) for resolution.  The Executive Officers shall meet in person within […***…] days after such referral to attempt in good faith to resolve such disagreement.  If the Executive Officers cannot resolve such matter within […***…] days after such matter has been referred to them, then:

(a)Arcturus shall have the right to decide on matters pertaining to

(i)the Manufacture of Products using mRNA Constructs, but not the  Manufacture of mRNA Constructs, supplied by CureVac (including the formulation but excluding fill and finish);

(ii)subject to Sections 2.5(b)(i) and 2.5(d), the clinical Development of OTC Products and Co-Developed Arcturus Products, the regulatory strategy for OTC Products and Co-Developed Arcturus Products, the fill and finish of OTC Products

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and Co-Developed Arcturus Products and the Commercialization of OTC Products and Co-Developed Arcturus Products,

(b)CureVac shall have the right to decide on matters pertaining to

(i)the Manufacture of mRNA Constructs for the Products;

(ii)subject to Sections 2.5(a)(i) and 2.5(d), the clinical Development of Co-Developed CureVac Products, the regulatory strategy for Co-Developed CureVac Products, the fill and finish of Co-Developed CureVac Products and the Commercialization of Co-Developed CureVac Products,

(c)with respect to all other matters, neither Party shall have the right to make the final decision, and the status quo will remain unless the Parties agree otherwise,

(d)provided, however, that neither Party shall have

(i)the right to require the other Party to conduct any activities or make any investments without such other Party’s written consent, in particular, to determine certain amounts of supply of mRNA Constructs other than in accordance with the Development Plan or Commercialization Plan, as applicable, or Products or to establish a second source, other than as may be expressly agreed in a supply agreement,

(ii)a casting vote regarding the approval of a Development Plan or Commercialization Plan or any amendment thereto leading to a cost-increase of more than [*…***…]% from the agreed budgeted amount.

2.6 Discontinuation of Participation on a Committee.  The activities to be performed by each Committee shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services.  Each Committee shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the committee; or (b) a Party providing written notice to the other Party of its intention to disband and no longer participate in such Committee.  Once the Parties mutually agree or a Party has provided written notice to disband such Committee to the other Party, such Committee shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement and decisions of such Committee shall be decisions as between the Parties, subject to the other terms and conditions of this Agreement.

2.7Alliance Managers.  Each Party hereby appoints the person listed on Exhibit 2.3 to act as its alliance manager under this Agreement as of the Effective Date (the “Alliance Manager”).  Each Party’s Alliance Manager shall: (a) serve as the primary contact point between the Parties for the purpose of providing the other Party with information on the progress of such Party’s activities under this Agreement; (b) be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; (c) attempt to facilitate the prompt resolution of any disputes; (d) attend all JSC meetings, and have the right to attend all other Committee and subcommittee meetings, all as non-voting members.  An Alliance Manager may also bring any matter to the attention of any Committee if such Alliance Manager reasonably believes that such matter warrants such attention.  Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

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2.8Commercialization and Collaboration Decisions. The Parties shall mutually agree on any decisions for Commercialization by a licensee or strategic partner; provided that following the completion of Phase 1 Clinical Trials for each Product, the Parties shall determine which of the Parties shall be the lead in potential Commercialization efforts (subject to Section 7.5 and 7.6), including identifying and reviewing with the other Party on not less than a [*…***…] basis, the Commercialization plans and efforts and the discussions with potential future licensees or strategic partners with respect to such Product. This Section 2.8 shall not apply with respect to any Opt-Out Product.

Article 3

LICENSES

3.1License to CureVac.  Subject to the terms and conditions of this Agreement, Arcturus hereby grants to CureVac the following licenses under the Arcturus Technology (sublicensable solely as provided in Section 3.3):

(a)a non-exclusive, royalty-free license to Develop mRNA Constructs and Products in the Field in accordance with the Development Plans, and

(b)a sole (i. e., Arcturus will not grant respective licenses to any Third Party, however, Arcturus reserves for itself and its Affiliates the right to use the licensed rights), profit sharing (in case of Commercialization in accordance with Article 7) or royalty-bearing (in case of an Opt-Out or Forced Opt-Out in accordance with Sections 4.9 or 14.3, respectively) license to Commercialize Co-Developed CureVac Products in the Field in the Territory; and

(c)a non-exclusive, royalty-free license to Manufacture and have Manufactured the mRNA Constructs that are included in Products worldwide, provided that CureVac shall have the right to use such mRNA Constructs solely for supply to Arcturus to Manufacture Products for use by CureVac in connection with the exercising of its rights under Sections 3.1(a) and/or 3.1(b) or for use by Arcturus in connection with the exercising of its rights under Sections 3.2(a) and/or 3.2(b).

For the avoidance of doubt, the licenses granted by Arcturus to CureVac under this Agreement do not include any rights for CureVac to develop, make, have made, sell, offer for sale or otherwise commercialize any proprietary product of Arcturus that is not a Product.

3.2License to Arcturus.  Subject to the terms and conditions of this Agreement, CureVac hereby grants to Arcturus the following licenses under the CureVac Technology (sublicensable solely as provided in Section 3.3):

(a)a non-exclusive, royalty-free license to Develop mRNA Constructs and Products in the Field in accordance with the Development Plans,

(b)a sole (i. e., CureVac will not grant respective licenses to any Third Party, however, CureVac reserves for itself and its Affiliates the right to use the licensed rights), profit sharing (in case of Commercialization in accordance with Section 7) or royalty-bearing (in case of an Opt-Out or Forced Opt-Out in accordance with Sections 4.9 or 14.3,

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respectively) license to Commercialize OTC Products and Co-Developed Arcturus Products in the Field in the Territory; and

(c)a non-exclusive, royalty-free license to Manufacture and have Manufactured Products worldwide from mRNA Constructs supplied by CureVac (i.e. no license granted for the Manufacture of mRNA Constructs), provided that Arcturus shall have the right to use such Products solely in connection with the exercising of its rights under Sections 3.2(a) and/or 3.2(b) or for supply to CureVac for use by CureVac in connection with the exercising of its rights under Sections 3.1(a) and/or 3.1(b).

For the avoidance of doubt, the licenses granted by CureVac to Arcturus under this Agreement do not include any rights for Arcturus to develop, make, have made, sell, offer for sale or otherwise commercialize any proprietary product of CureVac that is not a Product.

3.3Sublicense Rights.  Subject to the terms and conditions of this Agreement:

(a)Subject to Section 3.4(c) below, each Party may exercise its rights and perform its obligations under this Agreement by itself or through the engagement of any of its Affiliates without the other Party’s prior written consent; provided, however, that

(i)such Party shall provide written notice to the other Party informing the other Party of such engagement within [*…***…] days after such engagement, and

(ii)the Affiliate, in performing the obligations, shall use the standard of care applicable to the Party making the delegation.

(b)Each Party may sublicense (through multiple tiers) the rights granted to it under Section 3.1 (in the case of CureVac) or Section 3.2 (in the case of Arcturus) to one (1) or more Third Parties with the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Each Party will provide to the other Party a copy of any such sublicense agreement within […***…] days of execution thereof, which sublicense agreement may be redacted as necessary to protect commercially sensitive information and shall be treated as Confidential Information of the Party providing the sublicense agreement.

(c)Each Party shall remain directly responsible for all of its obligations under this Agreement that have been delegated, subcontracted or sublicensed to any of its Affiliates, sublicensees or subcontractors and shall ensure that such Affiliates, sublicensees and subcontractors comply with the terms and conditions of this Agreement.  Without limiting the foregoing, in the event that a Party engages a subcontractor to perform any activities assigned to it under this Agreement, such Party shall ensure that such subcontractor is bound by written obligations of confidentiality and non-use consistent with this Agreement and has agreed to assign to the Party engaging such subcontractor (and/or grant a fully-paid, exclusive, royalty-free, worldwide license to such Party, with the right to sublicense through multiple tiers, under) all Inventions made by such subcontractor in the course of performing such subcontracted work that relate to any Products or their use, manufacture or sale.

3.4No Implied Licenses; Negative Covenant.  Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any trademarks, Patent Rights, Know-How, or other intellectual

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property owned or Controlled by the other Party.  For clarity, the license granted to each Party under any particular Patent Rights or Know-How Controlled by the other Party shall confer exclusivity to the Party obtaining such license only to the extent the Party granting such license Controls the exclusive rights to such Patent Rights or Know-How.  Neither Party shall, nor shall permit any of its Affiliates or sublicensees to, practice any Patent Rights or Know-How licensed to it by the other Party outside the scope of the license granted to it under this Agreement.

3.5Third Party Licenses.  The Parties acknowledge that during the Term, it may be beneficial to obtain a license under intellectual property controlled by a Third Party.  The Parties agree that (a)

(a)with respect to any such Third Party intellectual property that is necessary (i.e., in the absence of a license thereto a claim of infringement or misappropriation is likely) to make, have made, use, sell, offer for sale, import and export mRNA Constructs or Products in the Territory, the Parties shall discuss whether to obtain such license, with the Party having the final say and responsibility for negotiating such license that has the lead regarding Commercialization of the respective Product, after good faith consideration of the other Party’s input, and

(b)with respect to Third Party intellectual property that is useful (but not necessary, e.g., it covers a technology or feature desired to be incorporated into the Product or used in its manufacture) to make, have made, use, sell, offer for sale, import and export mRNA Constructs or Products in the Territory, the Parties  shall determine  whether to obtain a license to such Third Party intellectual property, provided, however, that the decision to obtain a license must be made unanimously and that, notwithstanding Section 2.5, neither Party has the final say in this decision, and if a determination is made to obtain such license, the Party that has the lead regarding Commercialization of the respective Product shall have responsibility for negotiating such license, after good faith consideration of the other Party’s input.

The Party entering into any such Third Party license after the Effective Date pursuant to this Section 3.5 shall be responsible for making all payments with respect to such licenses (“Approved Third Party Payments”), subject to inclusion of any and all such payments with respect to a Product in Joint Commercialization Costs.

3.6Exclusivity.

(a)Exclusivity Obligation.  During the Term with respect to each Product, Arcturus shall not, and shall ensure that its Affiliates do not, and CureVac shall not, and shall ensure that its Affiliates do not, directly or indirectly, alone or with or through any Third Party, clinically develop or commercialize any Competing Product to such Product in the Territory.

(b)Acquired Rights of Arcturus.  In the event that Arcturus or its Affiliate, either through its own efforts or by acquisition of such rights (whether through merger, acquisition or similar transaction), obtains the rights to a Competing Product that would cause Arcturus to breach Section 3.6(a), then Arcturus shall:

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(i)if such Product is a Co-Developed CureVac Product, upon written notice to CureVac within [*…***…] days after such rights are first obtained, either

(1)terminate this Agreement with respect to such Co-Developed CureVac Products pursuant to Section 11.2(a), in which case such notice will serve as notice of termination under Section 11.2(a) with respect to such Products; or

(2)Divest such Competing Product, in which case Arcturus or its Affiliate shall, or shall cause the applicable entity to, complete the Divestiture of such Competing Product within […***…] months from the date Arcturus or its Affiliate obtained any rights in such Competing Product, in which case the conduct of activities with respect to such Competing Product by Arcturus or its Affiliate during such […***…] month period shall not be deemed a breach of Arcturus’s exclusivity obligations under Section 3.6, provided that such activities with respect to such Competing Product during such […***…] month period are conducted independently of the activities conducted under this Agreement and no Arcturus Technology or CureVac Technology is used in the conduct of such activities; or

(ii)if such Product is an OTC Product or Co-Developed Arcturus Product, Divest such Competing Product in accordance with Section 3.6(b)(i)(2).

(c)Acquired Rights of CureVac.  In the event that CureVac or its Affiliate, either through its own efforts or by acquisition of such rights (whether through merger, acquisition or similar transaction), obtains the rights to a Competing Product that would cause CureVac to breach Section 3.6, then CureVac shall:

(i)if such Product is an OTC Product or Co-Developed Arcturus Product, upon written notice to Arcturus within […***…] days after such rights are first obtained, either

(1)terminate this Agreement with respect to such Products pursuant to Section 11.2(a), in which case such notice will serve as notice of termination under Section 11.2(a) with respect to such Products; or

(2)Divest such Competing Product, in which case CureVac or its Affiliate shall, or shall cause the applicable entity to, complete the Divestiture of such Competing Product within […***…] months from the date CureVac or its Affiliate obtained any rights in such Competing Product, in which case the conduct of activities with respect to such Competing Product by CureVac or its Affiliate during such […***…] month period shall not be deemed a breach of CureVac’s exclusivity obligations under Section 3.6(a), provided that such activities with respect to such Competing Product during such […***…] month period are conducted independently of the activities conducted under this Agreement and no Arcturus Technology or CureVac Technology is used in the conduct of such activities; or

(ii)if such Product is a Co-Developed CureVac Product, Divest such Competing Product in accordance with Section 3.6(c)(i)(2).

3.7Diligent Efforts. During the Term with respect to each Product and potential program subject to co-development hereunder, each Party shall act in good faith and use Diligent Efforts to undertake and complete its obligations with respect to such program and Product hereunder.

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Article 4

DEVELOPMENT

4.1General. Subject to the terms and conditions of this Agreement, the Parties will collaborate on the Development of Products in the Field for up to four (4) different co-development programs, under the direction of the JSC and pursuant to Development Plans, as described in more detail in this Article 4. As of the Effective Date, the Parties have agreed to Develop an OTC Product.  In addition, Arcturus will have an option to co-Develop with CureVac up to two (2) different CureVac Programs, and CureVac will have an option to co-Develop with Arcturus one (1) Arcturus Program.  For clarification, the Parties contemplate that Targets for programs and potential Products in the Field will be selected, in case of CureVac, from the Reserved Target List under the Development and Option Agreement; provided that the selection of any program under this Agreement shall not constitute the selection of a Target as defined and in accordance with Section 4.2 of the Development and Option Agreement (i.e., shall be subject to substitution rather than reduction of Targets then currently available to CureVac upon such selection hereunder). Accordingly, once one of the Reserved Targets as defined in the Development and Option Agreement is selected for co-Development under this Agreement, such Reserved Target shall be removed from the Reserved Target List following the effectiveness of a license hereunder, with the effect that CureVac shall be entitled to nominate a new Target in accordance with Section 4.2 of the Development and Option Agreement.

4.2Additional Programs for Potential Co-Development.

(a)During the first [*…***…] month period after the Effective Date (the “First Program Addition Period”), each Party will propose to the other Party in writing an available drug development program to develop mRNA therapeutics, in case of CureVac from the Reserved Target List under the Development and Option Agreement, which is reasonably acceptable to the other Party. In relation to the proposed program, each Party will reasonably inform the other Party about the respective development activities, answer questions and provide reasonable access to the results and data of such program, such results and data to include (i) the requirements for a data package consisting of up to […***…] pivotal animal studies and (ii) other requirements as set forth on Exhibit 4.2. The Parties will (i) determine by written agreement whether to include such programs under this Agreement, and (ii) at such time will agree on the applicable exclusivity for such program according to Section 3.6 and the lead party pursuant to Section 2.8, subject to Section 4.3, if included under this Agreement.

(b)During […***…] months after the Effective Date (the “Second Program Addition Period”, together with the “First Program Addition Period” the “Program Addition Period”), CureVac will propose to Arcturus in writing a second drug development program to develop mRNA therapeutics from the Reserved Target List under the Development and Option Agreement, which is reasonably acceptable to Arcturus. The procedure under Section 4.2(a) shall apply accordingly.

4.3Overall Allocation of Responsibilities.

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(a)OTC Product.  The Parties have agreed to conduct preclinical development of OTC Product pursuant to the OTC Preclinical Development Plan, which allocates responsibility for preclinical development activities for OTC Product between the Parties.  Thereafter, Arcturus will be responsible for IND filing for an OTC Product and will be the sponsor of clinical trials of such OTC Product.

(b)Co-Developed Arcturus Product.  Arcturus will be responsible for all preclinical development of Co-Developed Arcturus Product.  Following CureVac’s exercise of its CureVac Option, Arcturus will be responsible for IND filing for a Co-Developed Arcturus Product and will be the sponsor of clinical trials of such Co-Developed Arcturus Product.

(c)Co-Developed CureVac Products.  CureVac will be responsible for all preclinical development of Co-Developed CureVac Products, except that Arcturus will be responsible for the activities related to formulating CureVac mRNA Constructs with Arcturus LMD Technology.  Following Arcturus’s exercise of its Arcturus Option with respect to a CureVac Program, CureVac will be responsible for IND filing for a Co-Developed CureVac Product from such program and will be the sponsor of clinical trials of such Co-Developed CureVac Product.

4.4OTC Products.

(a)OTC Preclinical Development Plan.  As of the Effective Date, the Parties have agreed on an initial OTC Preclinical Development Plan, attached to this Agreement as Exhibit 4.4.  Either Party may propose amendments to the OTC Preclinical Development Plan from time to time, and such amendments shall become effective upon the approval of the JSC.  The OTC Preclinical Development Plan shall set forth: (a) the activities to be conducted by each Party for the preclinical Development of OTC Products, including IND enabling studies; (b) the estimated timelines for such activities; (c) the estimated internal and external costs to be incurred by or on account of each Party in connection with such activities; and (d) the criteria for selecting OTC Development Candidates.

(b)Designation of OTC Development Candidates.

(i)Selection of Technology.  The Parties agree that the OTC Products will include OTC mRNA Constructs based on Arcturus mRNA Technology or CureVac mRNA Technology.  In addition, during the [*…***…] period following the Effective Date, the JSC shall select the sequence for the OTC mRNA Construct.

(ii)OTC Development Candidate Selection.  From time to time during the conduct of the OTC Preclinical Development Plan (such timeline to be further specified in the OTC Preclinical Development Plan), either Party may nominate a particular OTC Product to the JSC for consideration as an OTC Development Candidate. Such nomination shall be made prior to the Initiation of IND-enabling studies for such OTC Product, unless the Parties otherwise agree.  Promptly after such nomination, each Party shall present to the JSC the data and results it has obtained with respect to such OTC Product, and the JSC shall determine, within […***…] Business Days after receiving such data and results, whether such OTC Product will be approved as an OTC Development Candidate under this Agreement.  If the JSC determines not to approve such OTC Product as an OTC Development Candidate, then the JSC shall inform the Parties in writing of such decision,

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and may request that further activities be conducted with respect to such OTC Product prior to reconsideration for nomination as an OTC Development Candidate, subject to Section 2.5.  If the JSC approves a particular OTC Product as a Development Candidate, then the Parties shall proceed to conduct IND-enabling studies in accordance with the OTC Preclinical Development Plan.

(c)Clinical Development.  At the time a particular OTC Product is designated as an OTC Development Candidate by the JSC, the JSC shall prepare and submit to the Parties for approval a comprehensive clinical Development plan and budget for such OTC Development Candidate (the “OTC Clinical Development Plan”).  The OTC Clinical Development Plan shall include a development and regulatory strategy for the OTC Product, including the Parties’ respective roles in the Development of such OTC Product and the countries in which Development will occur, and in particular will set forth: (i) the timeline and details of all additional preclinical and clinical Development activities to be conducted by the Parties that are designed to generate data sufficient to file an MAA for the applicable OTC Product in the U.S., EU and Japan; (ii) the protocol synopsis for each clinical trial included in such OTC Clinical Development Plan; (iii) a Manufacturing plan for the Manufacture of the OTC Product in support of the OTC Clinical Development Plan; and (iv) the Clinical Development Costs expected to be incurred by or on behalf of the Parties to carry out such clinical Development.  Arcturus shall have the primary responsibility to conduct the Development activities under the OTC Clinical Development Plan.

4.5Arcturus Products.

(a)Preclinical Development.  Arcturus will be solely responsible, in its sole discretion, for all preclinical Development of Arcturus Products.

(b)Option to CureVac to Co-Develop Arcturus Products.  Arcturus hereby grants to CureVac an option during the Program Addition Period to one (1) Arcturus Program to co-Develop and share Operating Profit (or Loss) for Arcturus Products in accordance with the terms of this Agreement (the “CureVac Option”).

(i)Arcturus shall propose a Program in accordance with Section 4.2.

(ii)Upon request from CureVac, such request to be made within [*…***…] days following such proposal, Arcturus shall promptly provide to CureVac a data package containing (i) all data and results from its preclinical development of Arcturus Products and (ii) an itemized statement setting forth all costs and expenses incurred by Arcturus to conduct the Arcturus Program to date, including Third Party expense and FTE Costs (at the FTE Costs) (the “Arcturus Preclinical Program Costs”).  During an […***…]-day period following delivery of such data package, which period may be extended by mutual agreement not to be unreasonably withheld by either Party, Arcturus shall promptly respond to CureVac’s reasonable requests for more information and other inquiries with respect to the Arcturus Program.

(iii)CureVac may exercise the CureVac Option, within […***…] days following the end of the […***…]-day period (extended if applicable) specified in subsection (ii), by (1) written notice to Arcturus together with (2) payment of fifty percent (50%) of the Arcturus Preclinical Program Costs, and thereafter the Parties shall share all

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further co-Development costs equally. For clarity, to the extent that an option is not exercised following delivery of the information set forth in this Section 4.5(b), then the option to CureVac shall terminate.

(c)Clinical Development.  Promptly after CureVac’s exercise of the CureVac Option, the JSC shall prepare and submit to the Parties for approval a comprehensive clinical Development plan and budget for the applicable Co-Developed Arcturus Product (the “Arcturus Clinical Development Plan”). The Arcturus Clinical Development Plan shall include a development and regulatory strategy for the Co-Developed Arcturus Product, including the Parties’ respective roles in the Development of such Product and the countries in which Development will occur, and in particular will set forth the timeline and details of: (i) all additional preclinical and clinical Development activities to be conducted by the Parties that are designed to generate data sufficient to file an MAA for the applicable Co-Developed Arcturus Product in the U.S., EU and Japan; (ii) the protocol synopsis for each clinical trial included in such Arcturus Clinical Development Plan; (iii) a Manufacturing plan for the Manufacture of the Co-Developed Arcturus Product for such clinical trials; and (iv) the Clinical Development Costs expected to be incurred by or on behalf of the Parties to carry out such clinical Development.  Arcturus shall have the primary responsibility to conduct the Development activities under the Arcturus Clinical Development Plan.

4.6CureVac Products

(a)Preclinical Development.  CureVac will be solely responsible, in its sole discretion, for all preclinical Development of CureVac Products.

(b)Option to Arcturus to Co-Develop CureVac Products.  CureVac hereby grants to Arcturus an option during the Program Addition Period for two (2) CureVac Programs to co-Develop and share Operating Profit (or Loss) for CureVac Products in accordance with the terms of this Agreement (the “Arcturus Option”).

(i)CureVac shall propose a Program in accordance with Section 4.2.

(ii)Upon request from Arcturus, such request to be made within [*…***…] days following such proposal, CureVac shall promptly provide to Arcturus a data package containing (i) all data and results from its preclinical development of CureVac Products and (ii) an itemized statement setting forth all costs and expenses incurred by CureVac to conduct the applicable CureVac Program to date, including Third Party expense and FTE Costs incurred by CureVac and Arcturus under the Development and Option and, if applicable, the License Agreement (the “CureVac Preclinical Program Costs” for the applicable CureVac Program).  During an […***…]-day period following delivery of such data package, which period may be extended by mutual agreement not to be unreasonably withheld by either Party, CureVac shall promptly respond to Arcturus’s reasonable requests for more information and other inquiries with respect to the applicable CureVac Program.

(iii)The Option Exercise Fee and the Milestone Payments already paid by CureVac under the Development and Option Agreement and the License Agreement shall not be included in the CureVac Preclinical Program Costs. However, CureVac shall

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have the right to set off such payments against any payments due to Arcturus under this Agreement, the Development and Option Agreement or any License Agreement.

(iv)Arcturus may exercise the Arcturus Option for a CureVac Program, within [*…***…] days following the end of the […***…]-day period (extended if applicable) specified in subsection (ii), by (1) written notice to CureVac together with (2) payment of fifty percent (50%) of the CureVac Preclinical Program Costs for such CureVac Program, and thereafter the Parties shall share all further co-Development costs equally. For clarity, to the extent that an option is not exercised following delivery of the information set forth in this Section 4.6(b), then such one (1) Arcturus Option shall terminate.

(c)Clinical Development.  Promptly after Arcturus’s exercise of an Arcturus Option, the JSC shall prepare and submit to the Parties for approval a comprehensive clinical Development plan and budget for the applicable Co-Developed CureVac Product (the “CureVac Clinical Development Plan” for such Product).  Each CureVac Clinical Development Plan shall include a development and regulatory strategy for the applicable Co-Developed CureVac Product, including the Parties’ respective roles in the Development of such Product and the countries in which Development will occur, and in particular will set forth the timeline and details of: (i) all additional preclinical and clinical Development activities to be conducted by the Parties that are designed to generate data sufficient to file an MAA for the applicable Co-Developed CureVac Product in the U.S., EU and Japan; (ii) the protocol synopsis for each clinical trial included in such CureVac Clinical Development Plan; (iii) a Manufacturing plan for the Manufacture of such Co-Developed CureVac Product for such clinical trials; and (iv) the Clinical Development Costs expected to be incurred by or on behalf of the Parties to carry out such clinical Development.  CureVac shall have the primary responsibility to conduct the Development activities under each CureVac Clinical Development Plan.

4.7Development Plans; Amendment.

(a)The OTC Preclinical Development Plan, OTC Clinical Development Plan, Arcturus Clinical Development Plan and CureVac Clinical Development Plans shall each be referred to as a “Development Plan” for the applicable Product, and each Development Plan for clinical Development will be referred to as a “Clinical Development Plan”.

(b)From time to time during the Term, the JSC shall prepare and approve amendments, as appropriate, to the then-current Development Plans.  Once approved by the JSC, a revised Development Plan shall replace the corresponding prior Development Plan.  If the terms of any Development Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

4.8Development Costs.

(a)Preclinical Development.  The Parties shall share equally all internal costs (at the FTE Costs) and Third Party costs incurred to conduct (i) preclinical Development under the OTC Preclinical Development Plan and (ii) preclinical Development of Co-Developed Arcturus Products and Co-Developed CureVac Products, provided, however, in each case, that the costs have been included in the respective Development Plan or have otherwise been approved by both Parties; provided, further, that the foregoing does

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not include any Manufacturing Costs, which are addressed in Section 6.3 and which shall be balanced in accordance with Section 4.8(b).  In addition, Arcturus will be solely responsible for all costs incurred for regulatory activities for the Co-Developed Arcturus Products prior to the Initiation of clinical trials, and CureVac will be solely responsible for all costs incurred for regulatory activities for the Co-Developed CureVac Products prior to the Initiation of clinical trials.

(b)True-Up Prior to Clinical Development.  The Parties agree that as soon as practicable but in any event prior to Initiating a clinical trial for each Product, each Party should have invested approximately the same amount in internal costs (including costs related to the Program incurred under the Development and Option Agreement and, if applicable, the respective License Agreement) and Third Party costs to conduct its activities with respect to such OTC Product, Co-Developed Arcturus Product and Co-Developed CureVac Product, including Manufacturing Costs.  Within [*…***…] days after the JSC approves the applicable Clinical Development Plan, the Parties shall determine a mechanism for balancing such investments, and each Party shall comply with the determined mechanism and the costs should be shared and balanced equally prior to the Initiation of such clinical trial.

(c)Clinical Development.

(i)The Parties shall share equally all Clinical Development Costs, subject to the remainder of this Section 4.8(c) , provided, however, in each case, that the costs have been included in the respective Development Plan or have otherwise been approved by both Parties; provided, further, that for any calendar year, neither Party will be permitted to recover Clinical Development Costs in excess of the amount allocated to such Party’s Development activities for such year under the budget in the applicable Clinical Development Plan without the advance or retroactive, unanimous approval of the JSC.

(ii)At each of the development stages for each Product, the Parties will update the Clinical Development Plan for such Product to include a detailed budget for the next phase of clinical Development and submit such updated plan and budget to the JSC for approval.

(d)Payments of Costs.  The Parties shall reconcile and pay costs described in this Section 4.8 in accordance with Section 8.2.

4.9Opt-Out

(a)Within […***…] days after approval of the applicable budget in accordance with Section 4.8(c)(ii), Arcturus shall have the right to opt out of future sharing of Clinical Development Costs with respect to Co-Developed CureVac Products, and CureVac shall have the right to opt out of future sharing of Clinical Development Costs with respect to OTC Products and Co-Developed Arcturus Products, in each case upon written notice to the other Party (an “Opt-Out”).

(b)Consequences of an Opt-Out.

(i)The Party that Opts-Out for a Product (the “Opt-Out Product”) will not be obligated to pay any Clinical Development Costs for such Product incurred after delivery of such notice.

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(ii)From and after such Opt-Out, such Party shall no longer have license rights pursuant to Article 3, but shall remain subject to the limitations and obligations set forth in Section 3.6.

(iii)Section 11.3(a)(iv) shall apply accordingly, provided that the Party that Opts-Out is considered the Terminating Party.

(iv)From and after such Opt-Out, such Party shall no longer be eligible to receive its share of Operating Profit or obligated to pay its share of Operating Loss for the applicable Product, and instead such Party shall receive royalties on Net Sales in the Territory of the Product for which it has opted out (the “Royalty Rate” for the applicable Product):

(A)The Royalty Rate for the OTC product shall be as follows, provided that these rates shall be reviewed and if appropriate, adjusted in good faith by the Parties upon the earlier of (1) [*…***…] days following the Opt-Out notice and (2) the Initiation of a Phase 3 Clinical Trial

Time of Opt-Out or Forced Opt-Out	Applicable Royalty Rate
[…***…]	[…***…]%
[…***…]	[…***…]%
[…***…]	[…***…]%
[…***…]	[…***…]%
[…***…]	[…***…]%

(B)The Royalty Rate for other Products shall be agreed to in good faith by the Parties upon the earlier of (1) […***…] days following the Opt-Out notice and (2) […***…].

4.10Diligence.  Each Party shall use Diligent Efforts to conduct the Development activities (including related regulatory activities) assigned to it under the Development Plans, and shall conduct such activities in good scientific manner and in compliance with applicable Laws.  Arcturus shall use Diligent Efforts to Develop and seek Regulatory Approval of an OTC Product and a Co-Developed Arcturus Product in the Field in the Territory, and CureVac shall use Diligent Efforts to Develop and seek Regulatory Approval of a Co-Developed CureVac Product from each CureVac Program in the Field in the Territory.

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4.11Development Records.  Each Party shall maintain complete, current and accurate records of all Development activities conducted by it hereunder, and all data and other Information resulting from such activities.  Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes.  Each Party shall document all non-clinical studies and clinical trials in formal written study reports according to applicable Laws and national and international guidelines (e.g., ICH, GCP, GLP, and GMP).  Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times and to obtain access to the original to the extent necessary for regulatory and patent purposes or for other legal proceedings.

4.12Data Exchange and Development Reports.  In addition to adverse event and safety data reporting obligations pursuant to Section 5.4, each Party shall promptly provide the other Party with copies of all data and results generated by or on behalf of such Party in the course of performing the Development activities hereunder.  Each Party shall provide the JSC with regular reports detailing its Development activities for the Products, and the results of such activities at each regularly scheduled JSC meeting.  The Parties shall discuss the status, progress and results of each Party’s Development activities at such JSC meetings. In addition, each Party agrees to provide serious adverse events and suspected unexpected serious adverse reactions reports (redacted with respect to any specific trials or collaborator or licensee confidential information) then in such Party’s Control with respect to the CureVac mRNA Technology and Arcturus LMD Technology then being evaluated by a Party for a program under Development hereunder, respectively.

4.13Exchange of Materials.

(a)If a Party provides any Materials to the other Party under this Agreement in connection with the Development of the Products, the Party receiving such Materials shall use such Materials solely to Develop the Products in accordance with this Agreement.  Without limiting the foregoing, except as necessary to Develop the Products in accordance with this Agreement, neither Party shall attempt to reverse engineer, design around, deconstruct or in any way determine the structure or composition of the other Party’s Materials, shall not generate analogs of or derivatives based on such Materials, shall not sell, transfer, disclose or otherwise provide access to such Materials to any Third Party without the written consent of the other Party, except that each Party may allow access to the other Party’s Materials to its employees, agents, and sub-contractors who require such access for the Development of the Products under and in accordance with this Agreement; provided that such employees, agents and sub-contractors are apprised of the proprietary nature of the Materials and are bound by written agreement to retain and use the Materials in a manner that is consistent with the terms of this Agreement.

(b)Upon the completion of the relevant Development work or the providing Party’s request, any remaining Materials will be returned to the providing Party, or otherwise disposed of as mutually agreed by the Parties.

Article 5

REGULATORY

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5.1Regulatory Responsibilities.  The Development Plans shall set forth the regulatory strategy for seeking Regulatory Approval for the Products in the Field by the FDA, EMA and Regulatory Authorities in Japan.  All regulatory activities shall be conducted using Diligent Efforts and in accordance with the regulatory strategy set forth in the Development Plans.

5.2Cooperation and Allocation of Responsibilities.

(a)OTC Products and Arcturus Product.  Arcturus shall be the regulatory sponsor and shall be solely responsible for all regulatory activities for the OTC Products and the Co-Developed Arcturus Products.  Arcturus shall be responsible for preparing and filing, and shall be the owner of, all MAAs for such Products in the Field in the Territory, and shall be responsible for all regulatory activities necessary to obtain and maintain Regulatory Approval of such Products in the Field in the Territory.

(b)CureVac Products.  CureVac shall be the regulatory sponsor and shall be solely responsible for all regulatory activities for the Co-Developed CureVac Products.  CureVac shall be responsible for preparing and filing, and shall be the owner of, all MAAs for such Products in the Field in the Territory, and shall be responsible for all regulatory activities necessary to obtain and maintain Regulatory Approval of such Products in the Field in the Territory.

(c)Cooperation.  For each Product, each Party shall cooperate reasonably with the other Party with respect to all regulatory activities.  Without limiting the foregoing, each Party:

(i)shall consult with the other Party through the JSC regarding regulatory matters pertaining to all Regulatory Materials of the Products, including plans, strategies, filings, reports, updates and supplements in connection therewith;

(ii)shall provide the other Party with drafts of any Regulatory Materials for the Products to be submitted by such Party to any Regulatory Authority a reasonable time (but in no event less than [*…***…] days, unless impractical) prior to submission for review and comment, and shall consider in good faith any comments received from the other Party;

(iii)shall provide the other Party with copies of any Regulatory Materials submitted to and any correspondence received from any Regulatory Authority pertaining to the Products promptly after its submission or receipt by such Party; and

(iv)shall provide the other Party written minutes or other records of any oral discussions with any Regulatory Authority pertaining to the Products promptly after any such discussion.

If any Regulatory Material to be provided under this Section 5.2 was originally created in a language other than the English language, the providing Party shall provide an English translation along with the original document to the receiving Party at the providing Party’s cost.

5.3Meetings with Regulatory Authorities.

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(a)Arcturus shall lead and present at each meeting and teleconference with Regulatory Authorities for OTC Products and Co-Developed Arcturus Products.  CureVac shall not initiate contact, or respond to any inquiry from, any Regulatory Authority with respect to such Products without first notifying Arcturus in writing and obtaining Arcturus’s written consent for such contact or response. Arcturus shall provide CureVac with at least [*…***…] days (unless impractical) advance notification of any in-person meeting or teleconference with the Regulatory Authorities that relates to the Development of such Products.  CureVac shall have the right, but not the obligation, to have its representatives attend (but, unless otherwise requested by Arcturus, not participate in) such meetings.

(b)CureVac shall lead and present at each meeting and/or teleconference with Regulatory Authorities for Co-Developed CureVac Products.  Arcturus shall not initiate contact, or respond to any inquiry from, any Regulatory Authority with respect to such Products without first notifying CureVac in writing and obtaining CureVac’s written consent for such contact or response. CureVac shall provide Arcturus with at least […***…] days (unless impractical) advance notification of any in-person meeting or teleconference with the Regulatory Authorities that relates to the Development of such Products.  Arcturus shall have the right, but not the obligation, to have its representatives attend (but, unless otherwise requested by CureVac, not actively participate in) such meetings.

5.4Pharmacovigilance.  Within […***…] year after the Effective Date, the Parties shall enter into a pharmacovigilance agreement regarding the Products setting forth the procedures and actions that the Parties shall employ with respect to safety data sharing and adverse event reporting for the Products (the “Pharmacovigilance Agreement”).  The Pharmacovigilance Agreement shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports and any other information concerning the safety of the Products.  The Pharmacovigilance Agreement shall also cover adverse events related to the use of the Arcturus LMD Technology.  Such guidelines and procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under applicable laws and regulations.  Each Party hereby agrees to comply with its respective obligations under such Pharmacovigilance Agreement and to cause its Affiliates and sublicensees to comply with such obligations.

5.5Product Withdrawals and Recalls.

(a)If any Regulatory Authority (a) threatens, initiates or advises any action regarding clinical holds of trials or any validated safety signals or to remove any Product from the market in the Territory or (b) requires or advises a Party or its Affiliates to distribute a “Dear Doctor” letter or its equivalent regarding use of any Product in the Territory, then such Party shall notify the other Party of such event within […***…] Business Days (or sooner if required by applicable Laws) after such Party becomes aware of the action, threat, advice or requirement (as applicable).  The JSC will discuss and attempt to agree upon whether to recall or withdraw a Product in the Territory; provided, however, that if the Parties fail to agree within an appropriate time period, Arcturus shall decide whether to recall or withdraw any OTC Product or Co-Developed Arcturus Product in the Territory, and CureVac shall decide whether to recall or withdraw any Co-Developed CureVac Product in the Territory.

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(b)Any recall or withdrawal expenses with respect to Products shall be treated as Clinical Development Costs or Joint Commercialization Costs, as applicable, except to the extent that the recall or withdrawal is attributable to the gross negligence or willful misconduct of a Party in which event (i) such Party shall bear such costs for which it is responsible and (ii) such costs shall not be included in Clinical Development Costs or Joint Commercialization Costs.

Article 6

MANUFACTURING AND SUPPLY

6.1General.  The Manufacture of the mRNA Constructs and Products, including all process and formulation development in connection therewith, including CMC activities, shall be overseen and coordinated by the JSC, and conducted pursuant to the sections of the Development Plans and the Commercialization Plans pertaining to such Manufacturing activities.  At each regularly scheduled JSC meeting, as applicable, each Party shall provide reports summarizing its Manufacturing activities and the results of such activities.  Each Party shall use Diligent Efforts to conduct all Manufacturing activities allocated to such Party under this Agreement, the Development Plans and the Commercialization Plans.

6.2Allocation of Supply Obligations.

(a)Preclinical and Clinical Supply.

(i)mRNA Constructs.

(1)Subject to subsection (ii), CureVac shall Manufacture and supply all mRNA Constructs in the Products (whether using the CureVac mRNA Technology or (in case of the OTC Product) the Arcturus mRNA Technology) for use in Development activities under the Development Plans and for Commercial use.  The Parties shall negotiate in good faith and enter into preclinical and clinical supply agreements for mRNA Constructs within [*…***…] days after the Effective Date to enable the Manufacturing and supply for Development of Products.

(2)If and to the extent the Parties agree to use the Arcturus mRNA Technology (in case of the OTC Product), CureVac's obligation to Manufacture and supply mRNA Constructs shall be subject to the successful establishment of the production process. The Parties will further specify the necessary activities, including sufficient periods of testing, in the respective Development Plan.

(ii)Products.  Arcturus shall Manufacture and supply all Products, using mRNA Constructs supplied by CureVac, for use in Development activities under the Development Plans and for Commercial use.  Such activities include producing lipid-mediated delivery systems and formulating such lipid-mediated delivery systems with mRNA Constructs provided by CureVac. The Parties shall negotiate in good faith and enter into preclinical and clinical supply agreements for the Products within […***…] days after the Effective Date to enable the Development and Commercialization of Products. Each such supply agreement shall contain provisions expressly providing for technology transfer, qualification and license rights to a second source of Manufacture of Products designated by the Party Commercializing such Product (or OTC Product), subject to reasonable approval not to be unreasonably withheld, conditioned or delayed.

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(iii)Fill and Finish. The Parties will discuss and decide upon the use of a sub-contractor for fill and finish in the JSC in accordance with section 2.5.

(b)Commercial Supply.  At a time to be determined by the JSC but in any event not later than [*…***…] following the completion of […***…] for a Product, the Parties shall negotiate in good faith and enter into commercial supply agreements governing the Manufacture and supply of mRNA Constructs by CureVac and the Manufacture and supply of Products by Arcturus, in each case for commercial use. Each such commercial supply agreement shall contain provisions expressly providing for technology transfer, qualification and license rights to a second source of Manufacture of Constructs or Products, respectively, designated by the Party Commercializing such Product (or OTC Product), subject to reasonable approval not to be unreasonably withheld, conditioned or delayed.

(c)For clarification, regarding the Manufacture and supply for Development and Commercialization, CureVac shall have the casting vote in relation to the mRNA Constructs in accordance with Section 2.5(b)(i) and Arcturus shall have the casting vote in relation to the Manufacture and supply of Products using mRNA Constructs supplied by CureVac in accordance with Section 2.5(a)(i), in particular in relation to the selection of a second source.

6.3Allocation of Manufacturing Costs.

(a)Preclinical Manufacture.

(i)OTC Products.

(1)Pre-Candidate Selection.  For all […***…] activities conducted under the OTC Preclinical Development Plan prior to selection of a Development Candidate, […***…] shall be […***…] responsible for […***…] costs (at the […***…]) and […***…] costs […***…] incurs to […***…], and […***…] shall be initially responsible for […***…] costs (at the […***…]) and […***…] costs […***…] incurs to […***…] using […***…], provided that such […***…] shall be […***…].

(2)Post-Candidate Selection.  For […***…] activities conducted under the OTC Preclinical Development Plan from and after selection of an OTC Development Candidate, […***…] shall be […***…] responsible for […***…] costs incurred by […***…] to […***…] and […***…], and […***…] shall […***…] (at the […***…]) incurred by […***…] for such activities, provided, however, in each case, that the costs have been included in the respective Development Plan or have otherwise been approved by both Parties.

(3)Process Development.  Notwithstanding the foregoing, […***…] shall be […***…] responsible for […***…] costs (at the […***…]) and […***…] costs incurred by […***…] for process development necessary for establishing GMP production of mRNA Constructs.

(4)Payment of Costs.  To the extent that a Party is responsible for costs under this Section 6.3(a)(i), the Parties shall reconcile and pay costs in

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(1)accordance with the procedures of Section 8.1(a) and true up the costs as provided in Section 4.8. The costs under this Section 6.3(a)(i) shall be considered Manufacturing Costs.

(ii)Co-Development Programs.  All internal costs (at the FTE Costs) and all Third Party costs incurred by a Party to Manufacture Products under its respective program (i.e., the CureVac Programs or the Arcturus Program) prior to IND filing will be borne by such Party and included in the Arcturus Preclinical Program Costs or CureVac Preclinical Program Costs, as applicable, and subject to fifty percent (50%) reimbursement by the other Party pursuant to Sections 4.5(b) and 4.6(b) , provided, however, in each case, that the costs have been included in the respective Development Plan or have otherwise been approved by both Parties.

(b)Clinical Development Plans.  The Manufacturing Costs incurred by or on behalf of either Party under the Clinical Development Plans shall be deemed Clinical Development Costs and shared equally between the Parties, subject to a Party’s Opt-Out, provided, however, in each case, that the costs have been included in the respective Development Plan or have otherwise been approved by both Parties.

(c)Commercial Supply.  The Manufacturing Costs incurred by or on behalf of either Party for Commercialization in the Territory shall be included in Joint Commercialization Costs and shared between the Parties accordingly, provided, however, in each case, that the costs have been included in the respective Development Plan or have otherwise been approved by both Parties.

(d)Contract Manufacturer.  Each Party shall have the right to Manufacture the mRNA Constructs and Products under this Agreement through a CMO, provided that its agreement with such CMO shall

(i)permit such Party to transfer the manufacturing process used by such CMO to the other Party, in case and to the extent such technology transfer is required under this Agreement; and

(ii)require such CMO to transfer to such Party engaging such CMO all records pertaining to such Manufacturing activities, so that such Party may satisfy its obligations under Section 6.5.

6.4Transfer of Manufacturing Know-How.

(a)Technology Transfer. Following the successful establishment of the production process as described in Section 6.2(a)(i)(2), upon selection of the OTC Product or a Co-Developed Arcturus Product using Arcturus mRNA Technology, the Parties shall establish the procedures for Arcturus to effect the transfer to CureVac of the Arcturus Know-How that is then being used by Arcturus or its CMO in the Manufacture of mRNA Constructs using the Arcturus mRNA Technology.  Arcturus shall conduct such technology transfer as soon as practicable in accordance with such procedures, at CureVac’s expense.

(b)Assistance.  In connection with the transfer of Know-How under this Section 6.4, Arcturus shall provide reasonable technical assistance at CureVac’s request and expense.

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6.5Manufacturing Records.  Each Party shall promptly provide the other Party, upon its reasonable request for the purpose of this Agreement, copies of the Manufacturing records (including specifications, protocols, batch records, master batch records and other CMC information) maintained by the first Party, its Affiliates or Third Party contractors pertaining to mRNA Constructs and Products for such other Party’s use in connection with the Manufacture of the mRNA Constructs or Products under this Agreement, to the extent reasonably necessary to perform obligations or exercise rights under this Agreement.  Each Party hereby grants the other Party the right to reference (and have referenced by its CMO) the Drug Master Files, if any, maintained by the first Party, its Affiliates or Third Party contractors pertaining to mRNA Constructs and Products for such other Party’s use in connection with the Manufacture of the mRNA Constructs and Products under this Agreement.  For as long as a Party Manufactures any mRNA Construct or Product under this Agreement for use in Development or Commercialization by the other Party, the other Party shall have the right to inspect the facility where such mRNA Construct or Product is being Manufactured, upon reasonable request by such other Party and at a time mutually agreed upon by the Parties, provided that neither Party shall have the right to conduct such inspection at any given facility more frequently than [*…***…] per calendar year.  As between the Parties, all proprietary information pertaining to the facility and personnel obtained by the inspecting Party through such inspection shall be deemed Confidential Information of the inspected Party.

6.6Manufactured Products.  Each Party represents and warrants that all mRNA Constructs and Products Manufactured and supplied by such Party for clinical use under this Agreement shall at the time of delivery: (a) meet the applicable specifications; (b) be Manufactured in accordance with current Good Manufacturing Practices; and (c) be Manufactured in accordance with all applicable Laws.

Article 7

COMMERCIALIZATION

7.1General.  Subject to Section 7.5, Arcturus shall have the primary responsibility for all aspects of the Commercialization of OTC Products and Co-Developed Arcturus Products in the Field in the Territory, and CureVac shall have the primary responsibility for all aspects of the Commercialization of Co-Developed CureVac Products in the Field in the Territory, such activities to include in each case: (a) developing and executing a commercial launch and pre-launch plan of a Product, (b) negotiating with applicable Governmental Authorities regarding the pricing and reimbursement status of the applicable Products; (c) strategic marketing and promotion, sale force detailing, advertising, medical education and liaison; (d) offer for sale, booking sales, importation, product distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables and other sales activities; (f) providing customer support, including handling medical queries, and performing other related functions; (g) conforming its practices and procedures to applicable Laws relating to the marketing, detailing and promotion of the applicable Products and (h) any Phase 4 Studies that are not Required Phase 4 Studies.

7.2Commercial Diligence.  Arcturus shall use Diligent Efforts to Commercialize one (1) OTC Product and, if CureVac exercises the CureVac Option, one (1) Co-Developed Arcturus Product in each country in which it receives Regulatory Approval.  If Arcturus

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exercises the Arcturus Option for one or both CureVac Programs, CureVac shall use Diligent Efforts to Commercialize one Co-Developed CureVac Product from each such CureVac Program in each country in which it receives Regulatory Approval.

7.3Commercialization Plan.  No later than [*…***…] after the Initiation of the first Phase 3 Clinical Trial of (a) each Co-Developed CureVac Product, but excluding Opt-Out Products, CureVac shall prepare and provide to Arcturus for review and discussion a written plan for the Commercialization of such Product in the Territory and (b) the OTC Product and the Co-Developed Arcturus Product, but excluding Opt-Out Products, Arcturus shall prepare and provide to CureVac for review and discussion a written plan for the Commercialization of such Product in the Territory (with respect to each Product, a “Commercialization Plan”).  Each Commercialization Plan shall include a reasonably detailed description of (i) the level of activities and support for, anticipated timeline and corresponding budget for the applicable Party’s Commercialization activities and (ii) the supply by the other Party with respect to such Product, including mRNA Constructs.  Each Party shall periodically (at least on an annual basis) prepare updates and amendments to its Commercialization Plans to reflect changes in its plans, including in response to changes in the marketplaces, relative success of the Products and other relevant factors influencing such plans and activities.  Each Party shall submit all updates and amendments to each Commercialization Plan to the other Party for review and discussion before adopting such updates and amendments.

7.4Reports.  Each Party shall update the JSC at each regularly scheduled JSC meeting regarding its Commercialization activities with respect to the applicable Products in the Territory.  Each such update shall be in a form to be agreed by the JSC and shall summarize such Party’s (either by itself or through its Affiliates and its sublicensees) Commercialization activities with respect to the applicable Products in the Territory.  Each update will be at a level of detail reasonably requested by the other Party and sufficient to enable such other Party to determine such Party’s compliance with its diligence obligations pursuant to Section 7.2.

7.5Co-Commercialization. Promptly following the completion of Phase 2 Clinical Trials, the Parties shall discuss in good faith the potential for Co-Commercialization of a Co-Developed Product and shall negotiate […***…] to enter into a term sheet specifying the terms pursuant to which the Parties may Co-Commercialize any such Co-Developed Product (such terms may include a territorial split). In the event that the Parties are unable to agree, then the Party leading the Co-Development shall have the right to Commercialize (but not license to or co-commercialize with a Third Party except in accordance with Section 7.6) such Co-Developed Product for the applicable share of Operating Profit (or Loss).

7.6Partnering.  With respect to any Co-Developed Products, the Parties shall mutually agree upon a strategy for potential licensing and the lead Party to identify, negotiate and enter into a sublicense to a Third Party ("Partnering"). In the event that the Parties are unable to agree, then the Party leading the Co-Development shall be the lead Party. In the conduct of any such licensing activities by a Party, the other Party shall be kept informed in reasonable detail of the list of identified potential licensees, the status of inquiries and discussions and the progress of any negotiations.  In addition, the non-lead Party shall be provided a copy of any term sheet or draft agreement for comment, which input shall be reasonably considered by the lead Party. For clarity, Commercial Partnering activities shall

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be considered "Commercialization" as defined in Section 1.23, provided, however, that costs associated with Partnering activities shall be shared equally as Development Costs prior to the execution of a Partnering agreement and as Commercialization Costs after the execution of a Partnering agreement.

Article 8

FINANCIAL PROVISIONS

8.1Preclinical Costs for OTC Products.

(a)Reporting.  Within [*…***…] days after the end of each month during which either Party incurs any costs in accordance with the OTC Preclinical Development Plan that are subject to cost sharing under Sections 4.8(a) and 6.3(a)(i), each Party shall submit to the Finance Officers a report summarizing in reasonable detail all such internal costs (at the FTE Costs) and Third Party costs incurred by such Party to conduct the applicable activities in accordance with the OTC Preclinical Development Plan; provided that if there are any such costs incurred in such month that a Party is unable to timely include in such financial report, such amount shall be included and reconciled in the financial report in a future month.  Each such report shall specify in reasonable detail all such costs, and if requested by the other Party, any invoices or other supporting documentation for any payments to a Third Party that individually exceed […***…] Dollars ($[…***…]) or with respect to which documentation is otherwise reasonably requested shall be promptly provided.

(b)Payment.  Within […***…] Business Days after receipt of the reports under Section 8.1(a), the Finance Officers shall conduct a reconciliation and determine if any reconciliation payment is due from one Party to another for such calendar month and, if so, the amount of such reconciliation payment.  If any such payment is owed, the applicable Party shall make such payment to the other Party within […***…] days after the Finance Officer’s reconciliation; provided, however, that in the event of any disagreement with respect to the calculation of such payment, any undisputed portion thereof shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within […***…] Business Days after the date on which the Parties, using good faith efforts, resolve the dispute.  In addition, within […***…] days after the end of each calendar quarter during which a Party is conducting activities under the OTC Preclinical Development Plan, each Party shall submit to the Finance Officers a statement of all costs such Party incurred that are subject to cost sharing under Sections 4.8(a) and 6.3(a)(i), and to the extent that such statements differ from the previously provided monthly statements, the Finance Officers will determine any true-up payment due from one Party to the other, which payments will be due within […***…] days after the Finance Officers’ determination.

(c)True-Up.  The Parties will provide all information and make payments necessary to comply with any mechanism determined by the JSC pursuant to Section 4.8(b).

8.2Clinical Development Costs.

(a)Reconciliation of Clinical Development Costs.  Within […***…] days after the end of each calendar quarter during which either Party incurs any Clinical Development Costs for any Product which have been included in the respective Development

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Plan or have otherwise been approved by both Parties, unless an Opt-Out has become effective for such Product prior to such calendar quarter, each Party shall submit to the Finance Officers a report setting forth the Clinical Development Costs it incurred in such calendar quarter for each Product; provided that if there are any Clinical Development Costs incurred in such calendar quarter that a Party is unable to timely include in such financial report, such amount shall be included and reconciled in the financial report in a future calendar quarter.  Each such report shall specify in reasonable detail all such costs, and if requested by the other Party, any invoices or other supporting documentation for any payments to a Third Party that individually exceed [*…***…] Dollars ($[…***…]) or with respect to which documentation is otherwise reasonably requested shall be promptly provided.

(b)Payment of Quarterly Aggregate Payment.  Within […***…] Business Days after receipt of the reports under Section 8.2(a), the Finance Officers shall conduct a reconciliation of the actual costs incurred by the Parties for each Product and determine if any reconciliation payment is due from one Party to another for such Product for such calendar quarter and, if so, the amount of such reconciliation payment (the “Quarterly Reconciliation Payment” for a Product) such that each Party bears fifty percent (50%) of the Clinical Developments Costs for each Product and calendar quarter.  The Finance Officers shall determine, based on the Quarterly Reconciliation Payments for all Products for such calendar quarter, the overall payment due from one Party to another (the “Quarterly Aggregate Payment”).  If a Quarterly Aggregate Payment is owed, the applicable Party shall make such payment to the other Party within […***…] days after the Finance Officer’s reconciliation; provided, however, that in the event of any disagreement with respect to the calculation of any Quarterly Reconciliation Payment, any undisputed portion of such Quarterly Aggregate Payment shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within […***…] Business Days after the date on which the Parties, using good faith efforts, resolve the dispute.

8.3Joint Commercialization Cost Sharing Prior to First Commercial Sale.

(a)Payment of Joint Commercialization Costs.  Prior to First Commercial Sale of each Product, the Parties shall share all Joint Commercialization Costs incurred for such Product prior to an Opt-Out with respect to such Product, with each Party responsible for fifty percent (50%) of such costs, provided, however, that the costs have been included in the respective Commercialization Plan or have otherwise been approved by both Parties.  Following the reconciliation of Joint Commercialization Costs incurred for such Product during a calendar quarter prior to an Opt-Out for such Product pursuant to Section 8.3(b), the Party owing a reconciliation payment shall make such payment in accordance with Section 8.3(b).

(b)Reconciliation of Joint Commercialization Costs.  Within […***…] days after the end of each calendar quarter prior to First Commercial Sale anywhere in the Territory and during which either Party incurs prior to an Opt-Out any Joint Commercialization Costs with respect to a Product, both Parties shall submit to the Finance Officers a report setting forth the Joint Commercialization Costs it incurred in such calendar quarter; provided that if there are any Joint Commercialization Costs incurred in such calendar quarter that a Party is unable to timely include in such financial report, such amount shall be included and reconciled in the financial report in the next possible calendar quarter.  Each such report shall specify in reasonable detail all such costs, and if requested by the other

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Party, any invoices or other supporting documentation for any payments to a Third Party that individually exceed [*…***…] Dollars ($[…***…]) or with respect to which documentation is otherwise reasonably requested shall be promptly provided.  Within […***…] Business Days after receipt of such reports, the Finance Officers shall confer and agree in writing on whether a reconciliation payment is due from one Party to the other Party, and if so, the amount of such reconciliation payment, so that the Parties share equally the Joint Commercialization Costs for such Product.  The Party required to pay such reconciliation payment shall make such payment to the other Party within […***…] Business Days after the end of such […***…]  Business Day conferral period; provided, however, that in the event of any disagreement with respect to the calculation of such reconciliation payment, any undisputed portion of such reconciliation payment shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within […***…] Business Days after the date on which the Parties, using good faith efforts, resolve the dispute.

8.4Operating Profit and Loss Sharing After First Commercial Sale.

(a)Share of Operating Profits and Operating Losses.  Following the first calendar quarter in which occurs the First Commercial Sale of each Product anywhere in the Territory, and for so long as such Product is being sold in the Territory, and provided that an Opt-Out has not occurred with respect to such Product, the Parties shall share equally all Operating Profits and all Operating Losses (as applicable) for such Product in the Territory.  The remainder of this Section 8.4 will apply only for Products for which an Opt-Out has not occurred.

(b)Calculation and Payment.

(i)Within […***…] days after the end of each calendar quarter beginning with the calendar quarter in which the First Commercial Sale of each Product occurs in the Territory, the applicable Party (i.e., Arcturus, with respect to OTC Products and Co-Developed Arcturus Products, and CureVac, with respect to Co-Developed CureVac Products) shall report to the Finance Officers the Net Sales of the applicable Product in the Territory, and each Party shall report to the Finance Officers the Joint Commercialization Costs incurred by it in such calendar quarter for such Product in the Territory; provided that if there are any Joint Commercialization Costs incurred in such calendar quarter that a Party is unable to timely include in such financial report, such amount shall be included and reconciled in the financial report for a future calendar quarter.  Each such report shall specify in reasonable detail all deductions to the extent allowed in the calculation of such Net Sales and all expenses included in Joint Commercialization Costs, and if requested by the other Party, any invoices or other supporting documentation for any payments to a Third Party that individually exceed […***…] Dollars ($[…***…]) or with respect to which documentation is otherwise reasonably requested shall be promptly provided.

(ii)Within […***…] Business Days after receipt of such reports, the Finance Officers shall confer and agree upon in writing a consolidated financial statement for each Product setting forth: (A) the Operating Profit or Operating Loss for such calendar quarter and (B) each Party’s fifty percent (50%) share of Operating Profit or Operating Loss.  The Finance Officers will also determine, based on the amounts in the preceding clause (B) for all Products, the amount due from one Party to the other Party such that each Party bears fifty percent (50%) of Operating Loss and receives fifty percent (50%) of Operating Profit for

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each Product.  Within [*…***…] Business Days after such […***…] Business Day conferral period, Arcturus or CureVac, as applicable, shall make such payment to the other Party; provided, however, that in the event of any disagreement with respect to the calculation of such payment, any undisputed portion of such payment shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within […***…] Business Days after the date on which the Parties, using good faith efforts, resolve the dispute.

8.5Royalty Payments for Products Following an Opt-Out.

(a)Royalties.  Subject to the other terms of this Section 8.5, the Party that is responsible for selling an Opt-Out Product shall make quarterly, non-refundable, non-creditable royalty payments to the other Party equal to the applicable Royalty Rate of Net Sales of such Opt-Out Product in the Territory.

(b)Royalty Term.  A Party’s royalty payment obligations under this Section 8.5 with respect to a particular Opt-Out Product and country shall commence upon the First Commercial Sale of such Opt-Out Product in such country (by such Party or its respective Affiliates or sublicensees) and shall continue, on a Product-by-Product and country-by-country basis, until the latest of (i) the expiration of the last to expire Valid Claim in such country claiming the composition of, or the method of making or using, such Opt-Out Product; (ii) the expiration of any Regulatory Exclusivity granted with respect to such Opt-Out Product in such country; and (iii) […***…] years after the First Commercial Sale of such Opt-Out Product in such country (the “Royalty Term” for such Product and country).

(c)Royalty Reduction upon Loss of Exclusivity.  In any country in which there is no Valid Claim claiming the composition of, or the method of making or using, a particular Opt-Out Product, and no Regulatory Exclusivity granted with respect to such Opt-Out Product, during the Royalty Term for such Opt-Out Product and country, the applicable Party shall owe royalties under this Section 8.5 on Net Sales of such Opt-Out Product in such country at a rate that is […***…] ([…***…]%) of the applicable Royalty Rate.

(d)Royalty Reports and Payment.  Within […***…] days after each calendar quarter, commencing with the calendar quarter during which the First Commercial Sale of any Opt-Out Product is made anywhere in the Territory, the Party responsible for making royalty payments shall provide the other Party with a report that contains the following information for the applicable calendar quarter, on an Opt-Out Product-by-Opt-Out Product and country-by-country basis: (i) the amount of gross sales of the Opt-Out Products, (ii) a calculation of the royalty payment due on such sales, and (iii) the exchange rate for such country.  Concurrent with the delivery of the applicable quarterly report, the Party providing such report shall pay in Dollars all royalties due to the other Party with respect to Net Sales of Opt-Out Products by such Party and its Affiliates and sublicensees for such calendar quarter.

8.6Currency; Exchange Rate.  All payments to be made by a Party to the other Party under this Agreement shall be made in Dollars or Euros, as appropriate, by bank wire transfer in immediately available funds to a bank account designated by written notice from the Party that receives the payment.  The rate of exchange to be used in computing the amount of currency equivalent in Dollars or Euros shall be made at the average of the closing exchange rates reported by the Wall Street Journal (http://quotes.wsj.com/fx/EURUSD), or

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such other source as the Parties may agree in writing, of the applicable reporting period for the payment due.

8.7Late Payments.  If a Party does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to such Party from the due date until the date of payment at a per-annum rate of U.S. prime plus [*…***…] percentage points or the maximum rate allowable by applicable Law, whichever is less.

8.8Taxes.

(a)Taxes on Income.  Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

(b)Tax Cooperation.  The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by a Party to the other Party under this Agreement.  To the extent a Party is required by applicable Laws to deduct and withhold taxes on any payment to the other Party, such Party shall (i) promptly notify the other Party of such requirement; (ii) pay the amounts of such taxes to the proper Governmental Authority in a timely manner, (iii) promptly provide the other party with an official receipt or other document evidencing such payment of tax. Each Party shall provide the other Party any tax forms that may be reasonably necessary in order for such other Party to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty, to the extent legally able to do so.  Each Party shall use reasonable efforts to provide any such tax forms to the other Party in advance of the due date.  Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Law, of withholding taxes or similar obligations resulting from payments made under this Agreement.

(c)Payor Withholding Tax Action.  If a Party (the “Payor”) is required to make a payment to the other Party subject to a deduction or withholding of tax, then (A) if such deduction or withholding of tax obligation arises as a result of any action by Payor, including an assignment of this Agreement, or any failure on the part of Payor to comply with applicable Law, that has the effect of modifying the tax treatment or increasing the tax of the other Party (a “Payor Withholding Tax Action”), then Payor shall increase the payment (in respect of which such deduction or withholding of tax is required to be made) by the amount necessary (the “Additional Tax”) to ensure that the other Party receives an amount equal to the amount that it would have received had no such Payor Withholding Tax Action occurred, and (B) Payor shall deduct and withhold the Additional Tax from the payment made by Payor to the other Party.  Payor shall timely remit the Additional Tax, along with any other tax deducted and withheld from the payment made by Payor, to the proper Governmental Authority for the account of the other Party in accordance with applicable Law.

8.9Records and Audit Rights.  Each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount of Clinical Development Costs, Operating Profit (and Loss), royalties and other amounts payable under this Agreement.  Upon reasonable prior notice, such records shall be open during regular business hours for a period of […***…] years from the creation of individual records for examination by an independent certified public accountant selected by the

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auditing Party and reasonably acceptable to the audited Party for the sole purpose of verifying for the auditing Party the accuracy of the financial reports furnished by the audited Party pursuant to this Agreement or of any payments made, or required to be made, by or to the audited Party pursuant to this Agreement.  Such audits not occur more often than [*…***…] each calendar year.  Such auditor shall not disclose the audited Party’s Confidential Information to the auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the audited Party or the amount of payments to or by the audited Party under this Agreement.  Any amounts shown to be owed but unpaid shall be paid within […***…] days after the accountant’s report, plus interest (as set forth in Section 8.7) from the original due date (unless challenged in good faith by the audited Party in which case any dispute with respect thereto shall be resolved in accordance with Section 14.6).  The auditing Party shall bear the full cost of such audit unless such audit reveals an overpayment to, or an underpayment by, the audited Party that resulted from a discrepancy in the financial report provided by the audited Party for the audited period, which underpayment or overpayment was more than […***…] percent ([…***…]%) of the amount set forth in such report, in which case the audited Party shall reimburse the auditing Party for the costs for such audit.  If any such overpayment exceeds such five percent amount, then the auditing Party will refund such amount to the auditing Party within […***…] days after the accountant’s report (unless challenged in good faith by the audited Party in which case any dispute with respect thereto shall be resolved in accordance with Section 14.7).

Article 9

INTELLECTUAL PROPERTY RIGHTS

9.1Ownership of Inventions.

(a)Inventorship of all Inventions shall be determined in accordance with appliable patent laws. Notwithstanding the previous sentence, ownership of all Inventions, as between the Parties, will be determined and assigned in accordance with Section 9.1(b) Section 9.1(c), respectively.

(b)(i) Arcturus shall solely own any and all Inventions that are improvements, modifications, derivatives or enhancements to the Arcturus LMP Technology or the Arcturus mRNA Technology (but not also an improvement to the CureVac mRNA Technology) (the “Arcturus Improvement Technology”), (ii) CureVac shall solely own any and all Inventions that are improvements, modifications, derivatives or enhancements to the CureVac mRNA Technology (but not also an improvement to the Arcturus LMP Technology or the Arcturus mRNA Technology) (the “CureVac Improvement Technology”), and (iii) Arcturus and CureVac shall jointly own any and all Inventions that are improvements, modifications, derivatives or enhancements to both (A) the CureVac mRNA technology and (B) the Arcturus LMP Technology and/or the Arcturus mRNA Technology (the “Joint Improvement Technology”).

(c)CureVac hereby assigns to Arcturus all of its right, title and interest in and to any and all Arcturus Improvement Technology, and agrees to take such actions reasonably requested by Arcturus to evidence such assignment.  Arcturus hereby assigns to CureVac all of its right, title and interest in and to any and all CureVac Improvement

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Technology, and agrees to take such actions reasonably requested by Arcturus to evidence such assignment.  To the extent any Joint Improvement Technology is made solely by one Party, such Party hereby assigns to the other Party, without any additional costs, an undivided one-half interest in and to such Joint Improvement Technology, and agrees to take such actions reasonably requested by the other Party to evidence such assignment; this assignment obligation shall apply accordingly if otherwise an assignment of a partial interest is necessary for each Party to have an undivided one-half interest in and to such Joint Improvement Technology.

(d)All jointly owned Inventions shall be referred to as “Joint IP”, and each Party shall own an undivided one-half interest in the Joint IP.  Know-How included in Joint IP shall be referred to as “Joint Know-How” and Patent Rights included in Joint IP shall be referred to as “Joint Patents”.

(e)Personnel Obligations. Prior to beginning work under this Agreement, each employee, agent or independent contractor of a Party or its respective Affiliates shall be bound by non-disclosure and invention assignment obligations that are consistent with the obligations of such Party in this Article 9, including: (i) promptly reporting any invention, discovery, process or other intellectual property right; (ii) assigning to such Party, as appropriate, all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property right; (iii) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application; (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement; and (v) abiding by the obligations of confidentiality and non-use set forth in Article 10.  It is understood and agreed that such non-disclosure and invention assignment agreement need not reference or be specific to this Agreement.  Each Party shall be solely responsible for payments that may be required to any of such Party’s employees, agents or independent contractors in connection with or with respect to such agreements, including moral rights (or droit moral) payments with respect to any Inventions hereunder.

(f)Background Technology.  Each Party shall continue to own all right, title and interest in and to its background technology and any technology or intellectual property that is not an Invention (i.e., Arcturus Technology and CureVac Technology, as applicable, excluding Inventions).

9.2Disclosure of Inventions.  Each Party shall promptly disclose to the other Party all Inventions and shall also respond promptly to reasonable requests from the other Party for additional information relating to such Inventions.

9.3Exploitation and Licenses of Joint IP. Each Party (i) shall have the right to license, and exploit such Joint IP (including Joint Know-How and Joint Patents) anywhere in the world, without a duty of accounting or an obligation to seek consent from the other Party for the exploitation or license of the Joint IP (subject to the licenses granted to the other Party under this Agreement and subject to any other intellectual property held by such other Party), and (ii) hereby grants to the other Party a cost-free, perpetual, non-exclusive, transferable license, with the right to grant sublicenses in multiple tiers, under its interest in the Joint IP to enable the other Party to use the Joint IP as specified in (i).

9.4Patent Prosecution.

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(a)Arcturus Patents.

(i)Arcturus shall be responsible for filing, prosecuting and maintaining the Arcturus Patents (excluding the Joint Patents), at its own cost and expense, and shall keep CureVac reasonably informed of the status of such Arcturus Patents.  With respect to any Arcturus Patents (excluding Joint Patents) that specifically claim (i) a Co-Developed CureVac Product but not any other product or (ii) Joint Improvement Technology (the “Arcturus Product Patents”), Arcturus shall consult with CureVac and shall promptly provide CureVac with material correspondence received from any patent authorities in connection therewith.  In addition, Arcturus shall promptly provide CureVac with drafts of all proposed material filings and correspondence to any patent authorities with respect to such Arcturus Product Patents for CureVac’s review and comment prior to the submission of such proposed filings and correspondence.  Arcturus shall confer with CureVac and take into consideration CureVac’s comments prior to submitting such filings and correspondence, provided that CureVac shall provide such comments within [*…***…] days of receiving the draft filings and correspondence from Arcturus.  If CureVac does not provide comments within such period of time, then CureVac shall be deemed to have no comment to such proposed filings or correspondence.  In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such Arcturus Product Patents, the final decision shall be made by Arcturus.  For the purpose of this Article 9, “prosecution” shall include any post-grant proceeding including supplemental examination, post grant review proceeding, inter parties review proceeding, patent interference proceeding, opposition proceeding and reexamination.

(ii)Arcturus shall notify CureVac of any decision to cease prosecution or maintenance of any Arcturus Product Patents.  Arcturus shall provide such notice at least […***…] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Arcturus Product Patent.  In such event, Arcturus shall permit CureVac, at its discretion and expense, to continue prosecution or maintenance of such Arcturus Product Patent.  CureVac’s prosecution or maintenance of such Arcturus Product Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such Arcturus Product Patent other than those expressly set forth in this Section 9.4(a)(ii).

(b)CureVac Patents.

(i)CureVac shall be responsible for filing, prosecuting and maintaining the CureVac Patents (excluding the Joint Patents), at its own cost and expense, and shall keep Arcturus reasonably informed of the status of such CureVac Patents.  With respect to any CureVac Patents (excluding Joint Patents) that specifically claim (i) an OTC Product or Co-Developed Arcturus Product but not any other product or (ii) Joint Improvement Technology (the “CureVac Product Patents”), CureVac shall consult with Arcturus and shall promptly provide Arcturus with material correspondence received from any patent authorities in connection therewith.  In addition, CureVac shall promptly provide Arcturus with drafts of all proposed material filings and correspondence to any patent authorities with respect to such CureVac Product Patents for Arcturus’s review and comment prior to the submission of such proposed filings and correspondence.  CureVac shall confer with Arcturus and take into consideration Arcturus’s comments prior to submitting such filings and correspondence, provided that Arcturus shall provide such comments within […***…] days of receiving the draft filings and correspondence from CureVac.  If

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Arcturus does not provide comments within such period of time, then Arcturus shall be deemed to have no comment to such proposed filings or correspondence.  In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such CureVac Product Patents, the final decision shall be made by CureVac.

(ii)CureVac shall notify Arcturus of any decision to cease prosecution or maintenance of any CureVac Product Patents.  CureVac shall provide such notice at least [*…***…] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such CureVac Product Patent.  In such event, CureVac shall permit Arcturus, at its discretion and expense, to continue prosecution or maintenance of such CureVac Product Patent.  Arcturus’s prosecution or maintenance of such CureVac Product Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such CureVac Product Patent other than those expressly set forth in this Section 9.4(b)(ii).

(c)Joint Patents.

(i)The Parties shall determine which Party shall be responsible for filing, prosecuting and maintaining the Joint Patents worldwide and the Parties shall share equally the cost for the prosecution and maintenance of Joint Patents, provided that unless agreed otherwise the Parties intend that the Party designated as the lead for Commercialization of an OTC or Co-Developed Product shall be responsible for prosecuting and maintaining applicable Joint Patents. The prosecuting Party shall consult with the other Party and keep the other Party reasonably informed of the status of the Joint Patents and shall promptly provide the other Party with material correspondence received from any patent authorities in connection therewith.  In addition, the prosecuting Party shall promptly provide the other Party with drafts of all proposed material filings and correspondence to any patent authorities with respect to Joint Patents for review and comment prior to the submission of such proposed filings and correspondence.  The prosecuting Party shall confer with the other Party and take into consideration such other Party’s comments prior to submitting such filings and correspondence, provided that the other Party shall provide such comments within […***…] days of receiving the draft filings and correspondence from the prosecuting Party.  If the other Party does not provide comments within such period of time, then it shall be deemed to have no comment to such proposed filings or correspondence.  In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such Joint Patents, the final decision shall be made the prosecuting Party.

(ii)The prosecuting Party shall notify the other Party of any decision to cease prosecution or maintenance of any Joint Patents.  The prosecuting Party shall provide such notice at least […***…] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Joint Patent.  In such event, the prosecuting Party shall permit the other Party, at its discretion and expense, to continue prosecution or maintenance of such Joint Patent.

(d)Collaboration.  Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts under this Section 9.4, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.  When a Party assumes the responsibilities for the prosecution and maintenance of a Patent under Section 9.4(a)(ii), 9.4(b)(ii) or 9.4(c)(ii) above, the other Party shall promptly transfer to such Party the patent prosecution files for

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such Patent and provide reasonable assistance in the transfer of the prosecution responsibilities.  The Party assuming such prosecution and maintenance responsibilities shall have the right to engage its own counsel to do so.

9.5Patent Enforcement.

(a)If either Party becomes aware of (i) any existing or threatened infringement of any Arcturus Patent or CureVac Patents (including Joint Patents) in the Field in the Territory, which infringing activity involves the using, making, importing, exporting, offering for sale or selling Products or products that are competitive with Products, or the submission to a Party or a Regulatory Authority of an application for a product that references a Product, or (ii) a declaratory judgment action asserting the invalidity, unenforceability or non-infringement of any Arcturus Patent or CureVac Patent (including a Joint Patents) in the Territory in connection with any infringement described in clause (i) (each of (i) and (ii), a “Product Infringement”), it shall promptly notify the other Party in writing to that effect, and the Parties will consult with each other regarding any actions to be taken with respect to such Product Infringement.

(b)CureVac shall have the first right to bring and control any legal action to enforce CureVac Patents (and Joint Patents prosecuted by CureVac) in connection with any Product Infringement (“CureVac Product Infringement”) as it reasonably determines appropriate, and Arcturus shall have the right to be represented in any such action by counsel of its choice.  Prior to CureVac’s commencing any such action, and periodically during the course of such action, the Parties shall meet to discuss CureVac’s proposed strategy for such action and the progress thereof, and CureVac shall reasonably consider any comments thereto made by Arcturus.  If CureVac decides not to bring such legal action, it shall so inform Arcturus promptly and Arcturus shall have the right to bring and control any legal action to enforce CureVac Patent in connection with such CureVac Product Infringement as it reasonably determines appropriate after consultation with CureVac.

(c)Arcturus shall have the first right to bring and control any legal action to enforce Arcturus Patents (and Joint Patents prosecuted by Arcturus) in connection with any Product Infringement (“Arcturus Product Infringement”) as it reasonably determines appropriate, and CureVac shall have the right to be represented in any such action by counsel of its choice.  Prior to Arcturus’s commencing any such action, and periodically during the course of such action, the Parties shall meet to discuss Arcturus’s proposed strategy for such action and the progress thereof, and Arcturus shall reasonably consider any comments thereto made by CureVac.  If Arcturus decides not to bring such legal action, it shall so inform CureVac promptly and CureVac shall have the right to bring and control any legal action to enforce Arcturus Patent in connection with such Arcturus Product Infringement as it reasonably determines appropriate after consultation with Arcturus.

(d)Arcturus shall have the exclusive right to enforce the Arcturus Patents (other than Joint Patents) for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate.  CureVac shall have the exclusive right to enforce the CureVac Patents (other than Joint Patents) for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate.  Each Party shall have the right to enforce the Joint Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate.

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(e)At the request of the Party bringing the action against any Product Infringement, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.  In connection with any such proceeding, the Party bringing the action shall not enter into any settlement admitting the invalidity of, or otherwise impairing any Patent Rights of the other Party.

(f)All costs and expenses incurred in connection with an enforcement action relating to a claim of Product Infringement shall be treated as Joint Commercialization Costs for the applicable Product, except that with respect to Opt-Out Products, the Party bringing the action will bear its costs and expenses, and those of the other Party if incurred at such Party’s request.  Any recoveries from such actions shall (i) in the case of Opt-Out Products, be used first to reimburse the Parties’ costs and expenses in connection with such actions, and the remainder will be deemed Net Sales and retained by the selling Party, subject to a royalty payment to the other Party in accordance with Section 8.5, and (ii) in the case of other Products, be deemed Net Sales and shared between the Parties as part of the Operating Profit (or Loss) for the applicable Product.

9.6Orange Book.  Each Party shall cooperate with the other Party to: (i) file appropriate information with the FDA listing any of the Arcturus Patents and CureVac Patents (including Joint Patents) in the Orange Book; and (ii) with respect to other countries in the Territory, file appropriate information with the applicable Regulatory Authority listing any such Patent Rights in the listing source in such country.

9.7Patent Extensions

(a)The Parties shall cooperate in obtaining patent term restoration (under but not limited to the U.S. Drug Price Competition and Patent Term Restoration Act and its foreign equivalent), supplemental protection certificates or their equivalents, and patent term extensions with respect to the Arcturus Patents and CureVac Patents (including Joint Patents) in any country and/or region where applicable.

(b)CureVac shall determine which Arcturus Patents and CureVac Patents it shall apply to extend in any country and/or region for any Co-Developed CureVac Product; provided that CureVac shall not have the right to extend any Arcturus Patent that claims (generically or specifically) any product then being developed or commercialized other than a Co-Developed CureVac Product without the prior written consent of Arcturus, which shall not be unreasonably withheld, conditioned or delayed.  Arcturus shall determine which Arcturus Patents and CureVac Patents it shall apply to extend in any country and/or region for any OTC Product or Co-Developed Arcturus Product; provided that Arcturus shall not have the right to extend any CureVac Patent that claims (generically or specifically) any product then being developed or commercialized other than an OTC Product or Co-Developed Arcturus Product without the prior written consent of CureVac, which shall not be unreasonably withheld, conditioned or delayed.

9.8Patents Licensed From Third Parties.  Each Party’s rights under this Article 9 with respect to the prosecution and enforcement of any Arcturus Patent or CureVac Patent shall be subject to the rights retained by and/or any obligations to any upstream licensor to prosecute and enforce such Patent Right, if such Arcturus Patent is subject to an upstream license agreement.

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9.9Trademarks.  CureVac shall have the right to brand the Co-Developed CureVac Products in Territory using CureVac trademarks and any other trademarks and trade names it determines appropriate for such Products (the “CureVac Product Marks”), which may vary by country or within a country.  CureVac shall own all rights in the CureVac Product Marks and shall register and maintain the CureVac Product Marks in the countries and regions in the Territory that it determines reasonably necessary.  Arcturus shall have the right to brand the OTC Products and Co-Developed Arcturus Products using Arcturus trademarks and any other trademarks and trade names it determines appropriate for such Products (the “Arcturus Product Marks”).  Arcturus shall own all rights in the Arcturus Product Marks and shall register and maintain the Arcturus Product Marks in the countries and regions in the Territory that it determines reasonably necessary.  Each Party shall not, and shall ensure that its Affiliates and sublicensees will not, make any use of the trademarks or house marks of the other Party or its Affiliates or licensees (including their corporate names) or any trademark confusingly similar thereto.

Article 10

CONFIDENTIALITY; PUBLICATION

10.1Duty of Confidence.  Subject to the other provisions of this Article 10, all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded by the other Party (the “Receiving Party”) and its Affiliates, using Diligent Efforts, but in any event no less than in the same manner and the same protections with which the Receiving Party maintains its own confidential information.

10.2Exceptions.  The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate that such Confidential Information:

(a)is known by the Receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records;

(b)is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault or omission of the Receiving Party or any of its Affiliates;

(c)is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

(d)is developed by the Receiving Party independently and without the aid, application or use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle

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of operation are published or available to the general public or in the rightful possession of the Receiving Party.

10.3Authorized Disclosures.  The Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement. Notwithstanding the obligations set forth in Sections 10.1 and 10.5, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein)

(a)if and to the extent such disclosure is reasonably necessary (i) for the filing or prosecuting Patent Rights as contemplated by this Agreement; (ii) in connection with regulatory filings for the Products; (iii) for the prosecuting or defending litigation as contemplated by this Agreement; (iv) in connection with the exercise of its rights or the performance of its obligations hereunder, including in relation to Joint Know-How the Development and Commercialization in accordance with this Agreement, provided that the recipient is bound by confidentiality obligations corresponding to the obligations under this Agreement; (v) to obtain advice in relation to this Agreement and the activities hereunder; (vi) for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration to such Party’s attorneys, independent accountants or financial advisors, actual or potential investors and lenders, acquirers, licensees, assignees and other financial or commercial partners (“Recipients”), provided that in each such case such Recipients are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; or

(b)if and to the extent such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly inform the other Party of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations.  Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information.

10.4Publications. The JSC (itself or through a subcommittee) shall establish a publication strategy and plan for the Products.  Such strategy as it pertains to any particular clinical trial will be established prior to the Initiation of such trial, and updated from time to time as the publication subcommittee may agree.  Such publication subcommittee shall have the right to review and approve any publication relating to the Products, including scientific, health economic or pharmacoeconomic publications, considering CureVac’s and Arcturus’s interest in publishing the results of the Development work in order to obtain recognition within the scientific or other applicable community and to advance the state of knowledge in the field, the need to protect Confidential Information and the Parties’ mutual interest in obtaining valid patent protection, and protecting reasonable business interests and trade secret information.  Consequently, except for disclosures permitted pursuant to Sections 10.2 and 10.3, each Party and its respective Affiliates, employee(s) and consultant(s) shall deliver to such publication subcommittee for review and comment a copy of any proposed publication or presentation that pertains to any Product, pursuant to a procedure to be established by such publication subcommittee (but excluding general corporate publications and presentations).  Such publication subcommittee shall have the right to require modifications of the

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publication or presentation: (a) to protect each Parties’ respective Confidential Information; (b) for trade secret reasons or business reasons; and/or (c) to delay such submission for an additional [*…***…] days as may be reasonably necessary to seek patent protection for the information disclosed in such proposed submission.

10.5Publicity; Use of Names.

(a)The Parties intend to issue a mutually agreed joint press release announcing this Agreement promptly after the mutual execution of the Agreement.  Subject to Section 10.3 above, no other disclosure of the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in this Section 10.5, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as provided in this Section 10.5 or with the prior express written permission of the other Party, except as may be required by applicable Law.

(b)A Party may disclose this Agreement in securities filings with the U.S. Securities and Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by applicable Law.  In such event, the Party seeking such disclosure shall prepare a proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than […***…] days after receipt of such proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by applicable Law.  The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such […***…] day period.

(c)Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the Governmental Authorities) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and shall reasonably consider any comments thereto provided by the other Party within […***…] days after the receipt of such proposed disclosure, to the extent practicable.

(d)Other than the press release set forth in Exhibit 10.5, the Parties agree that the portions of any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information other than that already in the public domain, shall first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld, conditioned or delayed).  For each such disclosure, a Party shall provide the other Party with a draft of such disclosure at least […***…] Business Days prior to its intended release for review and comment, and shall consider such other Party’s comments in good faith.  If a Party does not receive comments from the other Party within […***…] Business Days, such Party shall have the right to make such disclosure without further delay.

(e)The Parties agree that after a disclosure pursuant to Section 10.5(c), or after a press release (including the initial press release) or other public announcement pursuant to Section 10.5(d) has been reviewed and approved by the other Party, the disclosing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval.

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(f)Each Party agrees that the other Party shall have the right to use such first Party’s name and logo in presentations, the company’s website, collateral materials and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued pursuant to this Section 10.5.

Article 11

TERM AND TERMINATION

11.1Term.  The term of this Agreement shall commence upon the Effective Date and, unless earlier terminated pursuant to this Article 11, shall continue in full force and effect, on a country-by-country and Product-by-Product basis, until such time when the applicable Party (including its Affiliates and sublicensees) (i.e., CureVac with respect to Co-Developed CureVac Products and Arcturus with respect to OTC Products and Co-Developed CureVac Products) has permanently stopped selling such Product in such country, or with respect to Opt-Out Products, the expiration of the Royalty Term for such Product and country (the “Term”).

11.2Termination.

(a)Termination by a Party for Convenience.  CureVac may terminate this Agreement with respect to all OTC Products and/or all Co-Developed Arcturus Products, on one hundred eighty (180) days written notice to Arcturus.  Arcturus may terminate this Agreement with respect to all Co-Developed CureVac Products from one or both CureVac Programs, on one hundred eighty (180) days written notice to CureVac.

(b)Termination for Material Breach.

(i)If either Party believes that the other is in breach of its material obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party.  For all breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party shall have [*…***…] from such notice to dispute or cure such breach; provided that if such breach is not reasonably capable of cure within such time period, the breaching Party may submit a cure plan reasonably acceptable to the non-breaching Party prior to the end of such time period, in which case the cure period shall be extended for up to an additional […***…], so long as the breaching Party is using Diligent Efforts to implement such cure plan during such cure period.  For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have […***…] from the receipt of the notice to dispute or cure such breach.  If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement effective on written notice of termination to the other Party.

(ii)If the allegedly breaching Party in good faith disputes such material breach or disputes the failure to cure or remedy such material breach and provides written notice of that dispute to the other Party within the applicable period set forth above, the matter shall be addressed under the dispute resolution provisions in Section 14.7, and the notifying Party may not terminate this Agreement until it has been determined under Section 14.7 that the allegedly breaching Party is in material breach of this Agreement, and: (i) the

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breach cannot be cured; or (ii) if the breach can be cured, such breaching Party further fails to cure such breach within [*…***…] after the conclusion of that dispute resolution procedure, and in each case such termination shall then be effective upon written notification from the notifying Party to the breaching Party.

(iii)Notwithstanding the foregoing, if the breach relates only to one or more, but not all types of Product (i.e., OTC Products, Co-Developed Arcturus Products or Co-Developed CureVac Products from each CureVac Program), then the non-breaching Party’s termination right will be with respect to the affected Products only, and not this Agreement in its entirety.

(c)Termination for Patent Challenge.  Arcturus may terminate, at its discretion, this Agreement in its entirety or in relation to the affected Products, if CureVac or its Affiliates or sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Arcturus Patents.  CureVac may terminate, at its discretion, this Agreement in its entirety or in relation to the affected Products, if Arcturus or its Affiliates or sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any CureVac Patents.

11.3Effects of Termination.  Upon the termination (but not expiration) of this Agreement for any reason, the following provisions shall apply, provided that, if the Agreement is terminated with respect to particular Products only, the following provisions shall only apply to such Products and the mRNA Constructs therein (collectively, “Terminated Products”):

(a)Termination by a Party for Convenience. If this Agreement is terminated by either Party under Section 11.2(a) (the “Terminating Party”), then the following will apply:

(i)All licenses and other rights granted to the Terminating Party for Terminated Products will terminate.

(ii)All licenses and other rights granted to the other Party (the “Non-Terminating Party”) with respect to the Terminated Products shall survive and become fully paid and royalty free.  In addition, if CureVac is the Terminating Party, CureVac hereby grants Arcturus an exclusive, sublicensable, irrevocable, perpetual, fully paid up, royalty free license under the CureVac Technology to develop and commercialize Terminated Products in the Field in the Territory, and if Arcturus is the Terminating Party, Arcturus hereby grants CureVac an exclusive, sublicensable, irrevocable, perpetual, fully paid up, royalty free license under the Arcturus Technology to develop and commercialize Terminated Products in the Field in the Territory.

(iii)The Terminating Party shall promptly return to the Non-Terminating Party all Confidential Information of the Non-Terminating Party.

(iv)With respect to mRNA Constructs or Products being Manufactured by the Terminating Party or its Affiliate, such Party shall, at the Non-Terminating Party's discretion:

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(1)continue to Manufacture and supply such mRNA Constructs or Products for a period of the earlier of (x) such time as technology transfer and qualification of a CMO designated by the Non-Terminating Party and reasonably acceptable to the Terminating Party is completed and (y) [*…***…] years after such termination, provided, however, that in such case the Terminating Party may charge a markup of […***…] percent on the Manufacturing Costs in relation to mRNA Constructs or Products which are not included in the binding forecasts (as defined in the respective supply agreement) on the date the termination notice is received by the Non-Terminating Party;

(2)assign or transfer to the Non-Terminating Party any Manufacturing agreement between the Terminating Party and a CMO with respect to such mRNA Construct or Product; and/or

(3)transfer to the Non-Terminating Party (or its designee) all Know-How and materials to enable it to assume the Manufacture and supply of such mRNA Construct or Product for. The Terminating Party will make its personnel available during normal working hours without charge for a total of […***…] hours for such transfer, and for additional hours in excess of […***…] up to a total of […***…] hours to be invoiced monthly at the then current FTE Cost.  Such designee(s) may be an Affiliate, sublicensee or Third Party manufacturers selected by the Non-Terminating Party and reasonably acceptable to the Terminating Party, and which Third Party manufacturers may, in case of commercial supply, also be a backup manufacturer or a second source manufacturer of mRNA Constructs or Products as required for the applicable transferee of the then-current process.

For clarity, the Non-Terminating Party shall retain the right of reference to any drug master file or other corresponding regulatory filing until such time as the transfer of Manufacture is completed hereunder.

(v)In addition to the foregoing, the Terminating Party shall use reasonable efforts with respect to those activities for which it is responsible to ensure orderly transition and uninterrupted Development, Manufacturing and Commercialization of Terminated Products by the Non-Terminating Party.

(b)Termination by a Party for Material Breach or Patent Challenge. If this Agreement is terminated by either Party (the “Non-Breaching Party”) under Section 11.2(b) or 11.2(c), then Section 11.3(a) will apply, provided, however, that

(i)the breaching or challenging Party will be deemed the Terminating Party and the non-breaching or non-challenging Party will be deemed the Non-Terminating Party,

(ii)the non-breaching or non-challenging Party shall not be required to use Diligent Efforts regarding the Development and Commercialization and shall no longer be bound by the Development Plan or Commercialization Plan, if any, and

(iii)the non-breaching or non-challenging Party shall have the right, at its discretion, to select between the options (1)-(3) specified in Section 11.3(a)(iv).

(iv)For clarity, if this Agreement is terminated in its entirety, then the consequences set forth above will apply to each Terminated Product as provided above.

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(c)Termination Press Releases.  In the event of termination of this Agreement for any reason and subject to the provisions of Section 10.5, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by applicable Law, disclose such information without the prior approval of the other Party.  The principles to be observed in such disclosures shall be accuracy, compliance with applicable Law and regulatory guidance documents, and reasonable sensitivity to potential negative reactions to such news.

11.4Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  Without limiting the foregoing, the provisions of the following Articles and Sections shall survive the expiration or termination of this Agreement: 1 (to the extent applicable), 4.9 (if applicable), 5.5, 6 (in case of ongoing Manufacture and supply obligations), 6.5, 8.1, 8.2(b), 8.4 (for these to the extent required to finally reconcile the equalization of costs or profit share), 8.5 – 8.9 (if applicable), 9.1, 9.3, 9.4(c), 10, 11.3-11.5, 13 and 14.

11.5Termination Not Sole Remedy.  Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

Article 12

REPRESENTATIONS AND WARRANTIES

12.1Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a)it has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder; and

(b)this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.2Representations and Warranties by Arcturus.  Arcturus represents and warrants to CureVac as of the Effective Date that:

(a)it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Arcturus Technology in a manner that is inconsistent with the license granted to CureVac under Section 3.1;

(b)to Arcturus’s knowledge, all Arcturus Patents existing as of the Effective Date are listed in Exhibit 1.5;

(c)it has the right to grant the license and rights herein to CureVac and it has not granted any license, right or interest in, to or under the Arcturus Technology to any Third Party that is inconsistent with the license granted to CureVac under Section 3.1;

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(d)it has not received any written notice from any Third Party asserting or alleging that the development of Arcturus Technology prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

(e)to Arcturus’s knowledge, the development of Arcturus Technology prior to the Effective Date did not infringe any valid intellectual property rights owned or possessed by any Third Party and did not breach any obligation of confidentiality or non-use owed by Arcturus to a Third Party; and

(f)there are no judgments or settlements against or owed by Arcturus, and to Arcturus’s knowledge, there are no pending or threatened claims or litigation, in each case relating to Arcturus Technology.

12.3Representations and Warranties by CureVac.  CureVac represents and warrants to Arcturus as of the Effective Date, subject to the disclosures in Exhibit 12.3, that:

(a)it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in CureVac Technology in a manner that is inconsistent with the license granted to Arcturus under Section 3.2;

(b)to CureVac’s knowledge, all CureVac Patents existing as of the Effective Date are listed in Exhibit 1.32;

(c)it has the right to grant the license and rights herein to Arcturus and it has not granted any license, right or interest in, to or under the CureVac Technology to any Third Party that is inconsistent with the license granted to CureVac under Section 3.2;

(d)it has not received any written notice from any Third Party asserting or alleging that the development of CureVac Technology prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

(e)to CureVac’s knowledge, the development of CureVac Technology prior to the Effective Date did not infringe any valid intellectual property rights owned or possessed by any Third Party and did not breach any obligation of confidentiality or non-use owed by CureVac to a Third Party; and

(f)there are no judgments or settlements against or owed by CureVac, and to CureVac’s knowledge, there are no pending or threatened claims or litigation, in each case relating to CureVac Technology.

12.4Mutual Covenants.

(a)No Debarment.  In the course of the Development, Manufacture and Commercialization of the Products, neither Party nor its Affiliates shall use any employee or consultant who has been debarred by any Regulatory Authority or, to such Party’s or its Affiliates’ knowledge, is the subject of debarment proceedings by a Regulatory Authority.  Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

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(b)Compliance.  Each Party and its Affiliates shall comply in all material respects with all applicable Laws (including all anti-bribery laws) in the Development, Manufacture and Commercialization of the Products and performance of its obligations under this Agreement.

12.5No Other Warranties.  Except as expressly stated in this Article 12, (a) no representation, condition or warranty whatsoever is made or given by or on behalf of Arcturus or CureVac; and (b) all other conditions and warranties whether arising by operation of law or otherwise are hereby expressly excluded, including any conditions and warranties of merchantability, fitness for a particular purpose or non-infringement.

Article 13

INDEMNIFICATION; INSURANCE

13.1Indemnification by Arcturus.  Arcturus shall indemnify, defend and hold CureVac, its Affiliates and their respective officers, directors, agents, employees, licensees, sublicensees or contractors (“CureVac Indemnitees”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from: (a) the gross negligence, recklessness or willful misconduct of any of the Arcturus Indemnitees; (b) the breach of any of the warranties or representations made by Arcturus to CureVac under this Agreement; (c) the Development, Manufacture or Commercialization of Opt-Out Products that are OTC Products or Co-Developed Arcturus Products by or on behalf of Arcturus or any of its Affiliates, licensees, sublicensees or contractors;

except, in each case (a)-(c), to the extent such Claims result from the breach by CureVac of any covenant, representation, warranty or other agreement made by CureVac in this Agreement or the gross negligence, recklessness or willful misconduct of any CureVac Indemnitee.

13.2Indemnification by CureVac. CureVac shall indemnify, defend and hold Arcturus, its Affiliates, and their respective officers, directors, agents, employees, licensees, sublicensees or contractors (“Arcturus Indemnitees”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from (a) the, gross negligence, recklessness or willful misconduct of any of the CureVac Indemnitees; (b) the breach of any of the warranties or representations made by CureVac to Arcturus under this Agreement; (c) the Development, Manufacture or Commercialization of Opt-Out Products that are Co-Developed CureVac Products by or on behalf of CureVac or any of its Affiliates, licensees, sublicensees or contractors;

except, in each case (a)-(c), to the extent such Claims result from the breach by Arcturus of any covenant, representation, warranty or other agreement made by Arcturus in this Agreement or the gross negligence, recklessness or willful misconduct of any Arcturus Indemnitee.

13.3Indemnification Procedure.  If either Party is seeking indemnification under Sections 13.1 or 13.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the Claim.  The Indemnifying Party shall have the right to assume the defense of any such Claim for which it

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is obligated to indemnify the Indemnified Party.  The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense.  The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the Indemnifying Party.  Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  If the Parties cannot agree as to the application of Section 13.1 or 13.2 as to any Claim, pending resolution of the dispute pursuant to Section 14.7, the Parties may conduct separate defenses of such Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 13.1 or 13.2 upon resolution of the underlying Claim.

13.4Third Party Claims Related To Products.  Subject to Sections 5.5, 13.1 or 13.2, damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by either Party (collectively, “Damages”) from Third Party claims relating to the Development, Manufacture or Commercialization of any Product that is not an Opt-Out Product, including Damages from claims of infringement of Third Party patent rights and product liability claims of death or personal injury, shall be included within Clinical Development Costs or Joint Commercialization Costs (as the case may be) incurred by the affected Party and shared by the Parties accordingly.

13.5Mitigation of Loss.  Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 13.  Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

13.6Limitation of Liability.  Neither Party shall be liable to the other for any special, consequential, incidental, punitive or indirect damages arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Notwithstanding the foregoing, nothing in this Section 13.6 is intended to or shall limit or restrict the indemnification rights or obligations of any Party under Sections 13.1 or 13.2, or damages available for a Party's breach of its obligations relating to Confidentiality or intellectual property hereunder.

13.7Insurance.  Each Party shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold.  Each Party shall provide the other Party with evidence of such insurance upon request and shall provide the other Party with written notice at least [*…***…] days prior to the cancellation, non-renewal or material changes in such insurance.  It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 13.

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Article 14

GENERAL PROVISIONS

14.1Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes or other acts of God, or acts, generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or sublicensees, such as revocation or non-renewal of such Party’s license to conduct business), or omissions or delays in acting by the other Party, or unavailability of materials related to the Manufacture of the Products.  The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

14.2Assignment.  This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party.  Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor in interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction.  The intellectual property of any such successor in interest (an “Acquiror”) held or developed by such Acquiror (whether prior to or after such acquisition) shall be excluded from the Arcturus Technology and the CureVac Technology, and such Acquiror (and Affiliates of such Acquiror that are not controlled by (as defined in the definition of Affiliate) the acquired Party itself) shall be excluded from “Affiliate” solely for purposes of the applicable components of the foregoing intellectual property definitions, in all such cases if and only if: (a) the acquired Party remains a wholly-owned subsidiary of the Acquiror; (b) all intellectual property of the acquired Party and all research and development assets and operations of the acquired Party, in each case relating to mRNA Constructs and Products, remain with the acquired Party and are not transferred to the Acquiror or another Affiliate of the Acquiror; (c) the scientific and Development activities of the acquired Party and the Acquiror (if any) are maintained separate and distinct, and (d) there is no exchange of Know-How relating to mRNA Constructs or Products between the acquired Party and the Acquiror.  Any attempted assignment not in accordance with this Section 14.2 shall be null and void and of no legal effect.  Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.  The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

14.3Change of Control

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(a)In case of a Change of Control of a Party, within [*…***…] days after the other Party has been informed about such Change of Control in writing, the other Party shall have the right to require the Party to opt out of future sharing of Clinical Development Costs with respect to any or all of such other Party’s Products (i.e., Co-Developed CureVac Products if the Change of Control Party is Arcturus, and OTC Products and Co-Developed Arcturus Product if the Change of Control party is CureVac) (a “Forced Opt-Out”).

(b)In case of a Forced Opt-Out, the effects of the Opt-Out for the Party that Opts-Out specified in Section 4.9(b) shall apply accordingly to the Party required to Opt-Out under this Section 14.3.

14.4Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties.  The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

14.5Notices.  All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Arcturus:

Arcturus Therapeutics, Inc.

10628 Science Center Drive

Suite 200

San Diego, California 92121

USA

Attn:CEO

Fax:(858) 300-5028

with a copy to (which copy shall not constitute notice):

Cooley LLP

3175 Hanover St.

Palo Alto, CA  94303

Attn: Glen Y. Sato

Fax: (650) 849-7400

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If to CureVac:

CureVac AG

Paul-Ehrlich-Str. 15
72076 Tübingen
Germany
Attention: CEO and General Counsel

Fax:+49 7071 9883 - 1101

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Days); (b) on the Business Day after dispatch if sent by internationally-recognized overnight courier; or (c) on the [*…***…] Business Day following the date of mailing, if sent by mail.

14.6Governing Law. This Agreement shall be governed by and construed and any dispute under this Agreement shall be resolved in accordance with the laws of the State of New York, USA, without reference to any rules of conflict of laws.

14.7Dispute Resolution.

(a)Dispute Escalation.  In the event of a dispute between the Parties, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves or the co-chairpersons of the JSC.  In the event that such dispute is not resolved on an informal basis within […***…] days, any Party may, by written notice to the other, have such dispute referred to each Party’s Chief Executive Officer or his or her designee (who will be a senior executive with the appropriate authority to determine the mater for such Party), who will attempt in good faith to resolve such dispute by negotiation and consultation for a […***…] day period following receipt of such written notice.

(b)Dispute Resolution.

(i)In the event the Chief Executive Officers of the Parties are not able to resolve such dispute as set forth above, the Parties agree to try to solve such dispute amicably by mediation. The Parties shall conduct a mediation procedure according to the Mediation Rules of the World Intellectual Property Organization (WIPO) in effect on the date of the commencement of the mediation proceedings. The location of the mediation proceedings will be New York City, New York, USA. The number of mediators will be one (1). The language of the mediation proceedings will be English.

(ii)If the dispute has not been settled pursuant to the said rules within […***…] days following the filing of a request for mediation or within such other period as the Parties may agree in writing, either Party may submit the dispute to final and binding arbitration. Any dispute relating to the validity performance, construction or interpretation of this Agreement, which cannot be resolved amicably between the Parties after following the procedure set forth in this Section 14.7, shall be submitted to arbitration in accordance with the Arbitration Rules of WIPO in effect on the date of the commencement of the arbitration proceedings. The location of the arbitration proceedings will be New York

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City, New York, USA. The number of arbitrators will be [*…***…]. The language of the arbitration proceeding will be English. The decision of the arbitrators shall be final and binding upon the Parties (absent manifest error on the part of the arbitrator(s)) and enforceable in any court of competent jurisdiction.

14.8Foreign Corrupt Practices Act Compliance.

(a)Compliance with FCPA.  The U.S. government imposes and enforces prohibitions on the payment or transfer of anything of value to governments, government officials, political parties, political party officials (or relatives or associates of such officials), whether directly or indirectly, to obtain or retain business.  This U.S. law is referred to as the Foreign Corrupt Practices Act (“FCPA”), and it can have application to conduct of a U.S. corporation’s foreign subsidiaries, employees, agents and distributors.  A summary of the law and related information can be found at http://www.justice.gov/criminal/fraud/fcpa.  By signing this Agreement, each Party warrants that:

(i)It is familiar with the provisions and restrictions contained in the OECD Anti-Bribery Convention and FCPA and it has adopted and maintained an FCPA policy.

(ii)It shall comply with the FCPA in marketing, selling and/or servicing the Products under this Agreement.

(iii)It shall not, in the course of its duties under the Agreement, offer, promise, give, demand, seek or accept, directly or indirectly, any gift or payment, consideration or benefit in kind that would or could be construed as an illegal or corrupt practice.

(iv)It is not a government official (as the term is defined in the FCPA) or affiliated with any government official.

(v)It shall immediately notify the other Party of any attempt by a government official to directly or indirectly solicit, ask for, or attempt to extort anything of value from such Party, and shall refuse any such solicitation, request or extortionate demand.

(b)No Action.  In no event shall a Party be obligated under the Agreement to take any action or omit to take any action that such Party believes, in good faith, would cause it to be in violation of any applicable laws and regulations, including the anti-bribery laws referenced in this Section 14.8.

(c)Due Diligence.  Each Party shall have the right to visit the offices of the other Party from time to time during the term of the Agreement on an “as needed” basis and conduct due diligence in relation to such other Party’s business related to performance of its obligations under this Section 14.8 and may do so in the way it deems necessary, appropriate or desirable so as to ensure that such other Party complies with this Section 14.8 and any other applicable laws and regulations in its business operations.  Each Party shall make every effort to cooperate fully with the other Party in any such due diligence.

(d)Audit.  In the event that a Party has reason to believe that a breach of any obligation of the other Party under this Section 14.8 has occurred or may occur, such Party shall have the right to select an independent Third Party to conduct an audit of the other

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Party and review relevant books and records of the other Party, to satisfy itself that no breach has occurred.  Unless otherwise required under applicable laws and regulations or by order of a competent court or regulatory authority, the auditing Party shall ensure that the selected independent Third Party will keep confidential all audited matters and the results of the audit.  Each Party does reserve the right to disclose to the U.S. or foreign government, its agencies and/or any other government or non-government party, information relating to a possible violation by the other Party of any applicable law, including a violation of the FCPA or any other applicable anti-bribery law.

(e)Material Breach.  Each Party acknowledges that any material violation of this Section 14.8 by such Party or any of its Affiliates, sublicensees or subcontractors shall be deemed a material breach of this Agreement by such Party and shall give rise to the right for the other Party to terminate this Agreement immediately by written notice to such Party.

14.9Entire Agreement; Amendments.  This Agreement, together with the Exhibits hereto and the Confidentiality Agreement, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder. In case of conflict between this Agreement and the Confidentiality Agreement, this Agreement shall prevail.  Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement.  The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

14.10Headings.  The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

14.11Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by CureVac and Arcturus are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, United States Code, as amended (the “U.S. Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that each Party, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code or analogous provisions of applicable Law outside the U.S., (a) the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it (x) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (y) if not delivered under clause (x), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party and (b) the Bankrupt Party shall not interfere with the other Party’s rights to intellectual property and all embodiments of intellectual property, and shall assist and not interfere with the other Party in obtaining intellectual property and all embodiments of intellectual property from another entity.  The “embodiments” of intellectual property

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includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all products embodying intellectual property, mRNA Constructs, Products, filings with Regulatory Authorities and related rights and CureVac Know-How in the case that CureVac is the Bankrupt Party and Arcturus Know-How in the case that Arcturus is the Bankrupt Party.

14.12Independent Contractors. It is expressly agreed that Arcturus and CureVac shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Neither Arcturus nor CureVac shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

14.13Waiver.  The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

14.14Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

14.15Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

14.16Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

14.17Translations.  This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties.  All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language.  If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

14.18Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.19Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Co-Development and Co-Commercialization and Collaboration Agreement to be executed by their duly authorized representatives as of the Effective Date.

Arcturus Therapeutics, Inc.		CureVac AG
By:	/s/ Joseph E. Payne	By:	/s/ Dan Menichella
Name:	Joseph E. Payne	Name:	Dan Menichella
Title:	President & CEO	Title:	CBO

		By:	/s/ Franz W. Haas
		Name:	Franz W. Haas
		Title:	CCO

Signature Page to the Co-Development and Co-Commercialization Agreement

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

LIST OF EXHIBITS

Exhibit 1.5:Existing Arcturus Know-How and Arcturus Patents

Exhibit 1.6:Arcturus LMD Technology

Exhibit 1.8:Arcturus mRNA Technology

Exhibit 1.32:Existing CureVac Know-How and CureVac Patents

Exhibit 2.3:Initial JSC Members and Alliance Managers

Exhibit 4.2:Minimum data package requirements

Exhibit 4.4:OTC Preclinical Development Plan

Exhibit 10.5:Joint Press Release

Exhibit 12.3: Disclosure Letter

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

EXHIBIT 1.5

ARCTURUS PATENTS AND KNOW HOW

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

EXHIBIT 1.6

ARCTURUS LMD TECHNOLOGY

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

EXHIBIT 1.8

ARCTURUS mRNA TECHNOLOGY

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

EXHIBIT 1.32

Existing CureVac Know-How and CureVac Patents

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

Exhibit 4.4

OTC Preclinical Development Plan

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

Exhibit 10.5

Joint Press Release

[to be agreed post signature]

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

Exhibit 12.3

Disclosure Letter

Disclosures Regarding Representations and Warranties of CureVac

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[*…***…

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

[…***…*]

***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

EXHIBIT 2.3

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***Confidential Treatment Requested

CO-DEVELOPMENT AND CO-COMMERCIALIZATION AGREEMENT between CUREVAC and ARCTURUS	Confidential

EXHIBIT 4.2

Minimum Data Package Requirements

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***Confidential Treatment Requested